As filed with the Securities and Exchange Commission on April 30, 1998


                               File No. 811-09008


                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                    FORM N-1A


                             REGISTRATION STATEMENT


                                      UNDER


                       THE INVESTMENT COMPANY ACT OF 1940


                                AMENDMENT NO. 10



                              THE SERIES PORTFOLIO
               (Exact Name of Registrant as Specified in Charter)



         Post Office Box 2508 GT, George Town, Grand Cayman, Cayman Islands, BWI
                    (Address of Principal Executive Offices)



            Registrant's Telephone Number, Including Area Code: (345) 949-6644



               Christopher J. Kelley, c/o Funds Distributor, Inc.
            60 State Street, Suite 1300, Boston, Massachusetts 02109
                     (Name and Address of Agent for Service)


                                    Copy to:Steven K. West, Esq.
                                            Sullivan & Cromwell
                                            125 Broad Street
                                            New York, NY 10004

                                EXPLANATORY NOTE

This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by other investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

                  PART A (THE EMERGING MARKETS DEBT PORTFOLIO)

     Responses to Items 1 through 3 and 5A have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

ITEM 4.  GENERAL DESCRIPTION OF REGISTRANT.

         The Series Portfolio (the "Portfolio Trust") is an open-end management investment company which was organized as a trust under the laws of the State of New York on June 24, 1994. Beneficial interests of the Portfolio Trust are divided into series, one of which, The Emerging Markets Debt Portfolio (the "Portfolio") is described herein. The Portfolio is non-diversified for purposes of the Investment Company Act of 1940, as amended (the "1940 Act"). Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933 (the "1933 Act"). Investments in the Portfolio may only be made by other investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

         The Portfolio is advised by Morgan Guaranty Trust Company of New York ("Morgan" or the "Advisor").

         Shares in the Portfolio are not bank deposits and are not guaranteed or insured by any bank, government entity, or the FDIC.

         As with all mutual funds, the fact that these shares are registered with the Securities and Exchange Commission does not mean that the commission approves them as an investment or guarantees that the information is correct or adequate. It is a criminal offense to state or suggest otherwise.

         Part B contains more detailed information about the Portfolio, including information related to (i) the investment policies and restrictions of the Portfolio, (ii) the Trustees, officers, Advisor and administrators of the Portfolio, (iii) portfolio transactions, (iv) rights and liabilities of investors, and (v) the audited financial statements of the Portfolio at December 31, 1997 (which are incorporated by reference in their entirety to the Portfolio's N-30D filing made on February 27, 1998).

         The Portfolio invests in lower quality debt instruments ("junk bonds"), which are subject to higher risks of untimely interest and principal payments, default and price volatility than higher quality securities and may present liquidity and valuation problems. INVESTMENTS IN SECURITIES OF ISSUERS IN EMERGING MARKETS, INVESTMENTS IN UNRATED AND LOWER RATED DEBT OBLIGATIONS AND INVESTMENTS DENOMINATED OR QUOTED IN FOREIGN CURRENCIES, AS WELL AS THE
PORTFOLIO'S USE OF INTEREST RATE AND CURRENCY MANAGEMENT TECHNIQUES, ENTAIL RISKS IN ADDITION TO THOSE THAT ARE CUSTOMARILY ASSOCIATED WITH INVESTING IN DOLLAR-DENOMINATED FIXED INCOME SECURITIES OF U.S. ISSUERS. INTEREST RATE AND CURRENCY MANAGEMENT TECHNIQUES MAY BE UNAVAILABLE OR INEFFECTIVE IN MITIGATING RISKS INHERENT IN THE PORTFOLIO. THE PORTFOLIO MAY NOT BE ABLE TO ACHIEVE ITS INVESTMENT OBJECTIVE. THE PORTFOLIO IS INTENDED FOR INVESTORS WHO CAN ACCEPT A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS.

         The investment objective of the Portfolio is described below, together with the policies it employs in its efforts to achieve this objective. Additional information about the investment policies of the Portfolio appears in Part B under Item 13. There can be no assurance that the investment objective of the Portfolio will be achieved.

THE EMERGING MARKETS DEBT PORTFOLIO

         This Portfolio invests primarily in bonds and other fixed income securities. The Portfolio seeks high total return.

J.P. MORGAN

         Known for its commitment to proprietary research and its disciplined investment strategies, J.P. Morgan is the asset management choice for many of the world's most respected corporations, financial institutions, governments, and individuals. Today, J.P. Morgan employs over 300 analysts and portfolio managers around the world and has more than $250 billion in assets under management, including assets managed by the Portfolio's advisor, Morgan Guaranty Trust Company of New York.

BEFORE YOU INVEST

Investors considering the Portfolio should understand that:

- The value of the Portfolio will fluctuate over time. You could lose money if you sell when the Portfolio's price is lower than when you invested.

- There is no assurance that the Portfolio will meet its investment goal.

- Future returns will not necessarily resemble past performance.

- The Portfolio invests the majority of assets in non-investment-grade bonds ("junk bonds") and emerging markets debt, which offer higher potential yields but have a higher risk of default and are more sensitive to market risk than investment-grade bonds.

- The Portfolio does not represent a complete investment program.

FIXED INCOME MANAGEMENT APPROACH

         The Emerging Markets Debt Portfolio invests primarily in bonds and other fixed income securities.

         The Portfolio's investment philosophy, developed by its advisor, emphasizes the potential for consistently enhancing performance while managing risk.

FIXED INCOME INVESTMENT PROCESS

         J.P. Morgan seeks to generate an information advantage through the depth of its global fixed-income research and the sophistication of its analytical systems. Using a team-oriented approach, J.P. Morgan seeks to gain insights in a broad range of distinct areas and takes positions in many different ones, helping the Portfolio to limit exposure to concentrated sources of risk.

         In managing the Portfolio, J.P. Morgan employs a three-step process that combines sector allocation, fundamental research for identifying portfolio securities, and duration management.

         SECTOR ALLOCATION The sector allocation team meets monthly, analyzing the fundamentals of a broad range of sectors in which the Portfolio may invest. The team seeks to enhance performance and manage risk by underweighting or overweighting sectors.

         SECURITY SELECTION Relying on the insights of different specialists, including credit analysts, quantitative researchers, and dedicated fixed income traders, the portfolio managers make buy and sell decisions according to the Portfolio's goal and strategy.

         DURATION MANAGEMENT Forecasting teams use fundamental economic factors to develop strategic forecasts of the direction of interest rates. Based on these forecasts, strategists establish the Portfolio's target duration (a measure of average weighted maturity of the securities held by the Portfolio and a common measurement of sensitivity to interest rate movements), typically remaining relatively close to the duration of the market as a whole, as represented by the Portfolio's benchmark. The strategists closely monitor the Portfolio and make tactical adjustments as necessary.

         The Portfolio's goal is to provide high total return from a portfolio of fixed income securities of emerging markets issuers.

INVESTMENT APPROACH

         The Portfolio invests primarily in debt securities from countries whose economies or bond markets are less developed. This designation currently includes most countries in the world except Australia, Canada, Hong Kong, Japan, New Zealand, the U.S., the United Kingdom, and most Western European countries. Issuers of portfolio securities may include foreign governments, corporations, and financial institutions. These securities may be of any maturity and quality, but under normal market conditions the Portfolio's duration will generally range between four and six years, similar to that of the Emerging Markets Bond Index Plus. At least 95% of assets will be invested in securities that at the time of purchase are rated no lower than B or are the unrated equivalent.
No more than 5% of assets may be invested in securities as low as C.

         In addition to the investment process described above, the management team makes country allocation decisions, based primarily on financial and economic forecasts and other macro-economic factors.

POTENTIAL RISKS AND REWARDS

         The Portfolio's price and net asset value will vary in response to changes in emerging bond markets, interest rates, and currency exchange rates. How well the Portfolio's performance compares to that of similar fixed income portfolios will depend on the success of the investment process.

         Because the Portfolio may invest more than 5% of its assets in a single issuer and its primary securities combine the risks of emerging markets and low credit quality, its performance is likely to be more volatile than that of other fixed income investments. The Portfolio has the potential to produce high total return over time, but investors should be prepared to ride out periods of negative total return.

         The Portfolio's investments and their main risks, as well as investment strategies, are described in more detail below.

RISK AND REWARD ELEMENTS

         This table discusses the main elements that make up the Portfolio's overall risk and reward characteristics. It also outlines the Portfolio's policies toward various securities, including those that are designed to help the Portfolio manage risk.

------------------------------------------------------------------------
POTENTIAL RISKS          POTENTIAL REWARDS           POLICIES TO BALANCE
                                                     RISK AND REWARD

------------------------------------------------------------------------
MARKET CONDITIONS

-The Portfolio's price,  -Bonds have generally      -Under normal circumstances
 yield and net asset      outperformed money         the Portfolio plans to
 value will fluctuate     market investments         remain fully invested in
 in response to bond      over the long term,        bonds and other fixed
 market movements         with less risk than        income securities
                          stocks

                                                    -The Portfolio seeks to
-The value of most       -Most bonds will rise       limit risk and enhance
 bonds will fall when     in value when interest     yields  through  careful
 interest rates rise;     rates fall                 management, sector
 the longer a bond's                                 allocation, individual
 maturity and the        -Mortgage-backed and        securities selection, and
 lower its credit         asset-backed securities    duration management
 quality, the more its    can offer attractive
 value typically falls    returns

                                                    -During severe market
-Mortgage-backed and                                 downturns, the Portfolio
 asset-backed securities                             has the option of
(securities representing                             investing up to 100% of
 an interest in, or                                  assets in investment-grade
 secured by, a pool of                               short-term securities
 mortgages or other
 assets such as                                     -J.P. Morgan monitors
 receivables) could                                  interest rate trends, as
 generate capital losses                             well as geographic and
 or periods of low yields                            demographic information
 if they are paid off                                related to mortgage-backed
 substantially earlier or                            securities and mortgage
 later than anticipated                              prepayments

------------------------------------------------------------------------
MANAGEMENT CHOICES

-The Portfolio could       -The Portfolio could     -J.P. Morgan focuses
 underperform its           outperform its           its active management on
 benchmark due to           benchmark due to         those areas where it
 its sector, securities,    these same choices       believes its commitment to
 or duration choices                                 research can most enhance
                                                     returns and manage risks
                                                     in a consistent way

------------------------------------------------------------------------
POTENTIAL RISKS          POTENTIAL REWARDS           POLICIES TO BALANCE
                                                     RISK AND REWARD

------------------------------------------------------------------------
CREDIT QUALITY

-The default of an         -Investment-grade        -The Portfolio
 issuer would leave         bonds have a lower       maintains its own
 the Portfolio with         risk of default          policies for
 unpaid interest or                                  balancing credit
 principal                                           quality against
                                                     potential yields and
                                                     gains in light of
                                                     its investment goals

-Junk bonds (those         -Junk bonds offer       -J.P. Morgan develops
 rated BB/Ba or lower)      higher yields and       its own ratings of
 have a higher risk of      higher potential        unrated securities
 default, tend to be        gains                   and makes a credit
 less liquid, and may                               quality determination
 be more difficult to                               for unrated securities
 value
------------------------------------------------------------------------
FOREIGN INVESTMENTS

-The Portfolio could       -Foreign bonds, which   -Foreign bonds are a
 lose money because         represent a major       primary investment for
 of foreign government      portion of the          the Portfolio
 actions, political         world's fixed income
 instability, or lack       securities, offer      -To the extent that
 of adequate and            attractive potential    the Portfolio invests
 accurate information       performance and         in foreign bonds, it
                            opportunities for       may manage the currency
                            diversification         exposure of its foreign
                                                    investments relative to
-Currency exchange rate                             its benchmark, and may
 movements could reduce                             hedge back into the U.S.
 gains or create losses                             dollar from time to time
                                                    (see also "Derivatives"
-Currency and investment   -Favorable exchange      below)
 risks tend to be higher    rate movements
 in emerging markets        could generate gains
                            or reduce losses

                           -Emerging markets
                            can offer higher
                            returns

------------------------------------------------------------------------
POTENTIAL RISKS          POTENTIAL REWARDS           POLICIES TO BALANCE
                                                     RISK AND REWARD

------------------------------------------------------------------------
DERIVATIVES

-Derivatives such as       -Hedges that correlate    -The Portfolio uses
 futures, options, and      well with underlying      derivatives for
 foreign currency forward   positions can reduce      hedging and for
 contracts that are used    or eliminate losses       risk management
 for hedging the portfolio  at low cost               (i.e., to adjust
 or specific securities                               duration or to
 may not fully offset the  -The Portfolio could       establish or
 underlying positions(1)    make money and protect    adjust exposure to
                            against losses if         particular
 -Derivatives used for      management's analysis     securities,
 risk management may not    proves correct            markets, or
 have the intended effects                            currencies); risk
 and may result in losses  -Derivatives that          management may
 or missed opportunities    involve leverage could    include
                            generate substantial      management of the
                            gains at low cost         Portfolio's
                                                      exposure relative
-The counterparty to a                                to its benchmark
 derivatives contract
 could default                                       -The Portfolio only
                                                      establishes hedges
-Derivatives that involve                             that it expects
 leverage could magnify                               will be highly
 losses                                               correlated with
                                                      underlying positions

                                                     -While the
                                                      Portfolio may use
                                                      derivatives that
                                                      incidentally
                                                      involve leverage,
                                                      it does not use
                                                      them for the
                                                      specific purpose
                                                      of leveraging the
                                                      Portfolio

------------------------------------------------------------------------
POTENTIAL RISKS          POTENTIAL REWARDS           POLICIES TO BALANCE
                                                     RISK AND REWARD

------------------------------------------------------------------------
ILLIQUID HOLDINGS

-The Portfolio could       -These holdings may       -The Portfolio may
 have difficulty valuing    offer more attractive     not invest more
 holdings precisely         yields or potential       than 15% of net
                            growth than               assets in illiquid
-The Portfolio could be     comparable widely         holdings
 unable to sell these       traded securities
 holdings at the time                                -To maintain
 or price desired                                     adequate liquidity
                                                      to meet redemptions, the
                                                      Portfolio may hold
                                                      investment-grade
                                                      short-term securities
                                                      (including repurchase
                                                      agreements) and, for
                                                      temporary or extraordinary
                                                      purposes, may borrow from
                                                      banks up to 33 1/3% of the
                                                      value of its assets

------------------------------------------------------------------------
WHEN-ISSUED AND DELAYED
DELIVERY SECURITIES

-When the Portfolio       -The Portfolio can         -The Portfolio uses
 buys securities before    take advantage of          segregated accounts to
 issue or for delayed      attractive transaction     offset leverage risk
 delivery, it could        opportunities
 be exposed to leverage
 risk if it does not
 use segregated accounts

------------------------------------------------------------------------
POTENTIAL RISKS          POTENTIAL REWARDS           POLICIES TO BALANCE
                                                     RISK AND REWARD

------------------------------------------------------------------------
SHORT-TERM TRADING

-Increased trading         -The Portfolio could        -The Portfolio
 would raise the            realize gains in a          anticipates a
 transaction costs          short period of             portfolio turnover
                            time                        rate of
-Increased short-term                                   approximately 350%
 capital gains             -The Portfolio could
 distributions would        protect against losses     -The Portfolio
 raise shareholders'        if a bond is overvalued     generally avoids
 income tax liability       and its value later         short-term trading
                            falls                       except to take
                                                        advantage of
                                                        attractive or
                                                        unexpected
                                                        opportunities or
                                                        to meet demands
                                                        generated by
                                                        shareholder activity

------------------------------------------------------------------------

(1) A futures contract is an agreement to buy or sell a set quantity of an underlying instrument at a future date, or to make or receive a cash payment based on the value of a securities index. An option is the right to buy or sell securities that is granted in exchange for an agreed-upon sum. A foreign currency forward contract is an obligation to buy or sell a given currency on a future date and at a set price.

INVESTMENTS

This table discusses the customary types of securities which can be held by the Portfolio. In each case the principal types of risk (along with their definitions) are listed.

------------------------------------------------------------------------
ASSET-BACKED SECURITIES Bonds or notes backed by unsecured debt, such as credit card receivables; these securities are often guaranteed or over-collateralized to enhance their credit quality.

Risk:  credit, interest rate, market, prepayment
------------------------------------------------------------------------
BANK OBLIGATIONS Negotiable certificates of deposit, time deposits and bankers' acceptances of domestic and foreign issuers.

Risk:  credit, currency, liquidity, political
------------------------------------------------------------------------
COMMERCIAL PAPER Unsecured short term debt issued by domestic and foreign banks or corporations. These securities are usually discounted and are rated by S&P or Moody's.

Risk:  credit, currency, interest rate, liquidity, market, political
------------------------------------------------------------------------
CONVERTIBLE SECURITIES Domestic and foreign debt securities that can be converted into equity securities at a future time and price.

Risk:  credit, currency, interest rate, liquidity, market, political, valuation
------------------------------------------------------------------------
CORPORATE BONDS Debt securities of domestic and foreign industrial, utility, banking, and other financial institutions.

Risk:  credit, currency, interest rate, liquidity, market, political, valuation
------------------------------------------------------------------------
MORTGAGE-BACKED SECURITIES Domestic and foreign securities backed by pools of mortgages (such as Ginnie Maes, Fannie Maes and Freddie Macs), including pass through certificates, and other senior classes of collateralized mortgage obligations (CMOs) or stripped mortgage-backed securities.

Risk:  credit,  currency,   extension,  interest  rate,  leverage,  market,
political, prepayment
------------------------------------------------------------------------
PARTICIPATION INTERESTS Securities representing an interest in another security or in bank loans.

Risk: credit,  currency,  extension,  interest rate, liquidity,  political, prepayment
------------------------------------------------------------------------
PRIVATE PLACEMENTS Bonds or other investments that are sold directly to an institutional investor.

Risk:  credit, interest rate, liquidity, market, valuation
------------------------------------------------------------------------
REPURCHASE AGREEMENTS Agreements between a seller and a buyer whereby the seller agrees to repurchase the securities at an agreed upon price and at a stated time.

Risk:  credit

------------------------------------------------------------------------
SOVEREIGN DEBT, BRADY BONDS, AND DEBT OF SUPRANATIONAL ORGANIZATIONS Dollar- and non-dollar-denominated securities issued to refinance foreign government bank loans and other debt.

Risk:  credit, currency, interest rate, market, political
------------------------------------------------------------------------
SWAPS Contractual agreement whereby a party agrees to exchange periodic payments with a counterparty. Segregated accounts are used to offset leverage risk.

Risk:  credit,  currency,   interest  rate,  leverage,   market,  political
------------------------------------------------------------------------
U.S. GOVERNMENT SECURITIES Debt instruments (Treasury bills, notes, and bonds) guaranteed by the U.S. government for the timely payment of principal and interest.

Risk:  interest rate
------------------------------------------------------------------------
ZERO COUPON, PAY-IN-KIND, AND DEFERRED PAYMENT SECURITIES Domestic and foreign securities offering non-cash or delayed-cash payment. Their prices are typically more volatile than those of some other debt instruments and involve certain special tax considerations.

Risk:  credit, currency, interest rate, liquidity, market, political, valuation
------------------------------------------------------------------------

DEFINITIONS OF RISK RELATED TO CERTAIN SECURITIES HELD BY THE EMERGING MARKETS DEBT PORTFOLIO:

CREDIT RISK The risk that the issuer of a security, or the counterparty to a contract, will default or otherwise become unable to honor a financial obligation.

CURRENCY RISK The risk that fluctuations in the exchange rates between the U.S. dollar and foreign currencies may negatively affect an investment. Adverse changes in exchange rates may erode or reverse any gains produced by foreign currency-denominated investments, and may widen any losses.

EXTENSION RISK The risk that an unexpected rise in interest rates will extend the life of a mortgage-backed security beyond the expected prepayment time, typically reducing the security's value.

INTEREST RATE RISK The risk of market losses attributable to changes in interest rates. With fixed-rate securities, a rise in interest rates typically causes a fall in values, while a fall in rates typically causes a rise in values.

LEVERAGE RISK The risk the costs associated with a liability are more than the obligation of the Portfolio with regard to the underlying instrument.

LIQUIDITY RISK The risk that certain securities may be difficult or impossible to sell at the time and the price that the seller would like. The seller may have to lower the price, sell other securities instead, or forego an investment opportunity, any of which could have a negative effect on Portolio management or performance.

MARKET RISK The risk that the market value of an investment may move up or down, sometimes rapidly and unpredictably. Market risk may affect a single issuer, an industry, a sector of the bond market or the market as a whole. Common to all investments and the mutual funds that invest in them.

NATURAL EVENT RISK The risk of losses attributable to natural disasters, crop failures and similar events.

POLITICAL RISK The risk of losses attributable to government or political actions, from changes in tax or trade statutes to governmental collapse and war.

PREPAYMENT RISK The risk that unanticipated  prepayments may occur, reducing the
value  of  asset-backed  and   mortgage-backed   securities  and   participation
interests.

VALUATION RISK The risk that the Portfolio has valued certain of its securities at a higher price than it can sell them for.

ITEM 5.  MANAGEMENT OF THE PORTFOLIO.

         The Board of Trustees provides broad supervision over the affairs of the Portfolio. The Portfolio has retained the services of Morgan as investment adviser and administrative services agent. The Portfolio has retained the services of Funds Distributor, Inc. ("FDI") as co-administrator (the "Co-Administrator").

         The Portfolio has not retained the services of a principal underwriter or distributor, since interests in the Portfolio are offered solely in private placement transactions. FDI, acting as agent for the Portfolio, serves as exclusive placement agent of interests in the Portfolio. FDI receives no additional compensation for serving as exclusive placement agent to the Portfolio.

         INVESTMENT ADVISOR. The Portfolio has retained the services of Morgan as investment advisor. Morgan, with principal offices at 60 Wall Street, New York, New York 10260, is a New York trust company which conducts a general banking and trust business. Morgan is a wholly owned subsidiary of J.P. Morgan & Co. Incorporated ("J.P. Morgan"), a bank holding company organized under the laws of Delaware. Through offices in New York City and abroad, J.P. Morgan, through the Advisor and other subsidiaries, offers a wide range of services to governmental, institutional, corporate and individual customers and acts as investment adviser to individual and institutional clients with combined assets under management of approximately $250 billion, including more than $3.5 billion using the same strategy as this Portfolio. Morgan provides investment advice and portfolio management services to the Portfolio. Subject to the supervision of the Portfolio's Trustees, Morgan, as Advisor, makes the Portfolio's day-to-day investment decisions, arranges for the execution of portfolio transactions and generally manages the Portfolio's investments. See Item 16 in Part B.

         The portfolio management team is led by Andrew F. Goldberg, vice president, who has been at J.P. Morgan since 1990, and Dimas Jimenez, associate, who joined J.P. Morgan in July of 1996 after graduating from Stanford Business School. Prior to joining the portfolio management team, Mr. Goldberg oversaw the capital research group's research into fixed income and derivatives markets, and Mr. Jimenez worked in the emerging markets group at RCM Capital Management and the fixed income department of Lehman Brothers, concentrating in emerging markets debt, derivatives and international bonds. Both joined the team in February of 1998.

         As compensation for the services rendered and related expenses borne by Morgan under the Investment Advisory Agreement with the Portfolio, the Portfolio has agreed to pay Morgan a fee, which is computed daily and may be paid monthly, at the annual rate of 0.70% of the Portfolio's average daily net assets.

     Under a separate agreement, Morgan also provides administrative and related services to the Portfolio. See Administrative Services Agent below.

         CO-ADMINISTRATOR. Pursuant to a Co-Administration Agreement with the Portfolio, FDI serves as the Co-Administrator for the Portfolio. FDI (i) provides office space, equipment and clerical personnel for maintaining the organization and books and records of the Portfolio; (ii) provides officers for the Portfolio; (iii) files Portfolio regulatory documents and mails Portfolio communications to Trustees and investors; and (iv) maintains related books and records. See Administrative Services Agent below.

         For its services under the Co-Administration Agreement, the Portfolio has agreed to pay FDI fees equal to its allocable share of an annual complex-wide charge of $425,000 plus FDI's out-of-pocket expenses. The amount allocable to the Portfolio is based on the ratio of its net assets to the aggregate net assets of the J.P. Morgan Funds, the J.P. Morgan Institutional Funds, the Master Portfolios (defined in Part B) and certain other investment companies subject to similar agreements with FDI.

         ADMINISTRATIVE SERVICES AGENT. Pursuant to the Administrative Services Agreement with the Portfolio, Morgan provides administrative and related services to the Portfolio, including services related to tax compliance, preparation of financial statements, calculation of performance data, oversight of service providers and certain regulatory and Board of Trustees matters.

         Under the Administrative Services Agreement, the Portfolio has agreed to pay Morgan fees equal to its allocable share of an annual complex-wide charge. This charge is calculated daily based on the aggregate net assets of the Portfolio and certain other registered investment companies managed by the Advisor in accordance with the following annual schedule: 0.09% on the first $7 billion of their aggregate average daily net assets and 0.04% of their aggregate average daily net assets in excess of $7 billion, less the complex-wide fees payable to FDI.

         PLACEMENT AGENT. FDI, a registered broker-dealer, also serves as exclusive placement agent for the Portfolio. FDI is a wholly owned indirect subsidiary of Boston Institutional Group, Inc. FDI's principal business address is 60 State Street, Suite 1300, Boston, Massachusetts 02109.

         CUSTODIAN. State Street Bank and Trust Company ("State Street"), 225 Franklin Street, Boston, Massachusetts 02110 serves as the Portfolio's custodian and fund accounting agent. State Street keeps the books of account for the Portfolio.

         EXPENSES. In addition to the fees payable to the service providers identified above, the Portfolio is responsible for usual and customary expenses associated with its operations. Such expenses include organization expenses, legal fees, accounting and audit expenses, insurance costs, the compensation and expenses of the Trustees, registration fees under federal and foreign securities laws, extraordinary expenses and brokerage expenses.

         For the period March 7, 1997 (commencement of operations) through December 31, 1997, the Portfolio's total expenses were 0.91%, on an annualized basis, of its average net assets. Morgan has agreed that it will, at least through April 30, 1999, maintain the Portfolio's total operating expenses at the annual rate of 1.25% of the Portfolio's average daily net assets. This expense limitation does not cover extraordinary expenses during the period.

ITEM 6.  CAPITAL STOCK AND OTHER SECURITIES.

         The Portfolio is a series of the Portfolio Trust, which is organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in one or more series. Currently, there are six active subtrusts (series) of the Portfolio Trust. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value. The Declaration of Trust provides that investors in the Portfolio (other investment companies, insurance company separate accounts and common and commingled trust funds) are each liable for all obligations of the Portfolio. However, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

         As of March 31, 1998, J.P. Morgan Emerging Markets Debt Fund (the "Fund") (a series of the J.P. Morgan Funds) owned approximately 99% of the outstanding beneficial interests in the Portfolio. So long as the Fund controls the Portfolio, the Fund may take action without the approval of any other holder of beneficial interests in the Portfolio.

         Each investor in the Portfolio is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investors in the Portfolio will vote as a separate class, except as to voting of Trustees, as otherwise required by the 1940 Act, or if determined by the Trustees to be a matter which affects all series. As to any matter which only affects a specific series, only investors in that series are entitled to vote. Investments in the Portfolio have no preemptive or conversion rights and are fully paid and nonassessable, except as set forth below. The Portfolio is not required and has no current intention of holding annual meetings of investors, but the Portfolio will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified percentage of the outstanding interests in the Portfolio) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified percentage of the outstanding interests in the Portfolio. Upon liquidation of the Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

         The net asset value of the Portfolio is determined each business day other than the holidays listed in Part B ("Portfolio Business Day"). This determination is made once each Portfolio Business Day as of the close of trading on the NYSE (normally 4:00 p.m. eastern time) (the "Valuation Time").

         The "net income" of the Portfolio will consist of (i) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (ii) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles. Income includes dividends and interest, including discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity and any net realized and unrealized gains or losses on the assets of the Portfolio. All the net income of the Portfolio is allocated pro rata among the investors in the Portfolio.

         The end of the Portfolio's fiscal year is December 31.

   Under the anticipated method of operation of the Portfolio, the Portfolio will not be subject to any income tax. However, each investor in the Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

         It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code assuming that the investor invested all of its assets in the Portfolio.

         Investor inquiries may be directed to FDI, in care of State Street Cayman Trust Company, Ltd., Elizabethan Square, Shedden Road, George Town, Grand Cayman, Cayman Islands, BWI ((345) 949-6644).

ITEM 7.  PURCHASE OF SECURITIES.

         Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may only be made by other investment companies, insurance company separate accounts, common or commingled trust funds, or similar organizations or entities which are "accredited investors" as defined in Rule 501 under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

         An investment in the Portfolio may be made without a sales load. All investments are made at net asset value next determined after an order is received in "good order" by the Portfolio Trust. The net asset value of the Portfolio is determined at the Valuation Time on each Portfolio Business Day.

         There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Custodian by a Federal Reserve Bank.)

         The Portfolio may, at its own option, accept securities in payment for investments in its beneficial interests. The securities delivered in kind are valued by the method described in Net Asset Value as of the business day prior to the day the Portfolio receives the securities. Securities may be accepted in payment for beneficial interests only if they are, in the judgment of Morgan, appropriate investments for the Portfolio. In addition, securities accepted in payment for beneficial interests must: (i) meet the investment objective and policies of the Portfolio; (ii) be acquired by the Portfolio for investment and not for resale; (iii) be liquid securities which are not restricted as to transfer either by law or liquidity of market; and (iv) if stock, have a value which is readily ascertainable as evidenced by a listing on a stock exchange, OTC market or by readily available market quotations from a dealer in such securities. The Portfolio reserves the right to accept or reject at its own option any and all securities offered in payment for beneficial interests.

         The Portfolio and FDI reserve the right to cease accepting investments at any time or to reject any investment order.

         Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each Portfolio Business Day. At the Valuation Time on each such day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or reductions, which are to be effected at the Valuation Time on such day, will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio at the Valuation Time on such day plus or minus, as the case may be, the amount of net additions to or reductions in the investor's investment in the Portfolio effected as of the Valuation Time, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the Valuation Time on such day, plus or minus, as the case may be, the amount of net additions to or reductions in the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of the Valuation Time on the following Portfolio Business Day.

ITEM 8.  REDEMPTION OR REPURCHASE

         An investor in the Portfolio may reduce all or any portion of its investment at the net asset value next determined after a request in "good order" is furnished by the investor to the Portfolio Trust. The proceeds of a reduction will be paid by the Portfolio Trust in federal funds normally on the next Portfolio Business Day after the reduction is effected, but in any event within seven days. Investments in the Portfolio may not be transferred.

         The right of any investor to receive payment with respect to any reduction may be suspended or the payment of the proceeds therefrom postponed during any period in which the New York Stock Exchange (the "NYSE") is closed (other than weekends or holidays) or trading on the NYSE is restricted or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

         The Portfolio Trust, on behalf of the Portfolio, reserves the right under certain circumstances, such as accommodating requests for substantial withdrawals or liquidations, to pay distributions in kind to investors (i.e., to distribute portfolio securities as opposed to cash). If securities are distributed, an investor could incur brokerage, tax or other charges in converting the securities to cash. In addition, distribution in kind may result in a less diversified portfolio of investments or adversely affect the liquidity of the Portfolio or the investor's portfolio, as the case may be.

ITEM 9.  PENDING LEGAL PROCEEDINGS

         Not applicable.

                  PART B (THE EMERGING MARKETS DEBT PORTFOLIO)

ITEM 10.  COVER PAGE.

         Not applicable.

ITEM 11.  TABLE OF CONTENTS.                                  PAGE

     General Information and History                         B3-1
     Investment Objective and Policies                       B3-1
     Management of the Portfolio Trust                       B3-22
     Control Persons and Principal Holders
     of Securities                                           B3-25
     Investment Advisory and Other Services B3-26
     Brokerage Allocation and Other Practices                B3-29
     Capital Stock and Other Securities                      B3-30
     Purchase, Redemption and Pricing of
       Securities Being Offered                              B3-32
     Tax Status                                              B3-33
     Underwriters                                            B3-35
     Calculations of Performance Data                        B3-35
     Financial Statements                                    B3-35

ITEM 12.  GENERAL INFORMATION AND HISTORY.

         Not applicable.

ITEM 13.  INVESTMENT OBJECTIVE AND POLICIES.

         The Emerging Markets Debt Portfolio (the "Portfolio") is designed for the aggressive investor seeking to diversify an investment portfolio by investing in fixed income securities of emerging markets issuers. The Portfolio's investment objective is high total return from a portfolio of fixed income securities of emerging markets issuers.

         The Portfolio invests in lower quality debt instruments ("junk bonds"), which are subject to higher risks of untimely interest and principal payments, default and price volatility than higher quality securities and may present liquidity and valuation problems. Investments in securities of issuers in emerging markets, investments in unrated and lower rated debt obligations and investments denominated or quoted in foreign currencies, as well as the Portfolio's use of interest rate and currency management techniques, entail risks in addition to those that are customarily associated with investing in dollar-denominated fixed income securities of U.S. issuers. Interest rate and currency management techniques may be unavailable or ineffective in mitigating risks inherent in the Portfolio. The Portfolio may not be able to achieve its investment objective. The Portfolio is intended for investors who can accept a high degree of risk and is not suitable for all investors.

         The following discussion supplements the information regarding the investment objective of the Portfolio and the policies to be employed to achieve this objective by the Portfolio as set forth above and in Part A.

         PRIMARY INVESTMENTS. In normal circumstances, substantially all and at least 65% of the value of the Portfolio's total assets are invested in debt obligations of governments, government-related agencies and corporate issuers located in emerging markets around the world. The Advisor considers "emerging markets" to be any country which is generally considered to be an emerging or developing country by the World Bank, the International Finance Corporation or the United Nations or its authorities. These countries generally include every country in the world except Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Ireland, Italy, Japan, Netherlands, New Zealand, Norway, Spain, Sweden, Switzerland, United Kingdom and United States. An emerging market issuer is one that (i) has its principal securities trading market in an emerging market country; (ii) is organized under the laws of an emerging market country; (iii) derives 50% or more of its total revenue from either goods produced, sales made or services performed in emerging market countries; (iv) has at least 50% of its assets located in emerging markets; or
(v) is a government, governmental authority or agency of an emerging market country.

         Debt obligations in which the Portfolio may invest include (i) fixed and floating rate bonds, notes and debentures of corporate issuers, including convertible securities; (ii) commercial paper and bank certificates of deposit;
(iii) loans and interests therein, including loan participations; (iv) obligations issued or guaranteed by a foreign government or its agencies, instrumentalities, political subdivisions and authorities, including obligations of central banks and Brady bonds; (v) structured notes, bonds and debentures issued or guaranteed by governmental or corporate issuers; and (vi) any other debt securities issued or guaranteed by an emerging markets issuer.

         Emerging market securities may be denominated in foreign currencies or the U.S. dollar. The Advisor will not routinely attempt to manage the Portfolio's exposure to currencies of emerging markets. However, the Portfolio may from time to time decide to engage in forward foreign currency exchange transactions if the Advisor believes these transactions would be in the Portfolio's best interest.

         The Portfolio may invest without limit in fixed income securities rated below investment grade by one or more internationally recognized rating agencies such as Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("Moody's") or in unrated securities determined to be of comparable credit quality by the Advisor. These below investment grade securities may include obligations of sovereign and corporate issuers. Under normal circumstances, at least 95% of the Portfolio's total assets will consist of securities rated B or better at the time of purchase by Moody's or S&P. The Portfolio is not required to dispose of securities whose ratings fall below B. Below investment grade obligations, commonly called "junk bonds," are considered speculative and include obligations that are unrated or in default.

         For temporary defensive purposes, the Portfolio may invest up to 100% of its assets in cash and money market instruments or invest all or a portion of its assets in debt securities of the U.S. government or corporate issuers. The Portfolio may engage in defensive investing if Morgan determines that economic or market conditions in emerging markets significantly limit opportunities for total return or pose undue risk to investors.

FOREIGN INVESTMENTS

         The Portfolio makes substantial investments in foreign countries. Foreign investments may be made directly in securities of foreign issuers or in the form of American Depositary Receipts ("ADRs"), European Depositary Receipts ("EDRs") and Global Depositary Receipts ("GDRs") or other similar securities of foreign issuers. ADRs are securities, typically issued by a U.S. financial institution (a "depositary"), that evidence ownership interests in a security or a pool of securities issued by a foreign issuer and deposited with the depositary. ADRs include American Depositary Shares and New York Shares. EDRs are receipts issued by a European financial institution. GDRs, which are sometimes referred to as Continental Depositary Receipts ("CDRs"), are securities, typically issued by a non-U.S. financial institution, that evidence ownership interests in a security or a pool of securities issued by either a U.S. or foreign issuer. ADRs, EDRs, GDRs and CDRs may be available for investment through "sponsored" or "unsponsored" facilities. A sponsored facility is established jointly by the issuer of the security underlying the receipt and a depositary, whereas an unsponsored facility may be established by a depositary without participation by the issuer of the receipt's underlying security.

         Holders of an unsponsored depositary receipt generally bear all costs of the unsponsored facility. The depositary of an unsponsored facility frequently is under no obligation to distribute shareholder communications received from the issuer of the deposited security or to pass through to the holders of the receipts voting rights with respect to the deposited securities.

         The U.S. dollar value of foreign securities denominated in a foreign currency will vary with changes in currency exchange rates, which can be volatile. Accordingly, changes in the value of these currencies against the U.S. dollar will result in corresponding changes in the U.S. dollar value of the Portfolio's assets quoted in those currencies. Exchange rates are generally affected by the forces of supply and demand in the international currency markets, the relative merits of investing in different countries and the intervention or failure to intervene of U.S. foreign governments and central banks. Some countries in emerging markets also may have managed currencies, which are not free floating against the U.S. dollar. In addition, emerging markets may restrict the free conversion of their currencies into other currencies. Any devaluations in the currencies in which the Portfolio's securities are denominated may have a detrimental impact on the Portfolio's net asset value.

         The Portfolio may invest any portion of its assets in securities denominated in foreign currencies or in a particular currency. The Portfolio may enter into forward foreign currency exchange transactions in an attempt to manage the Portfolio's foreign currency exposure.

         SOVEREIGN AND CORPORATE DEBT OBLIGATIONS. Investment in sovereign debt obligations involves special risks not present in corporate debt obligations. The issuer of the sovereign debt or the governmental authorities that control the repayment of the debt may be unable or unwilling to repay principal or interest when due, and the Portfolio may have limited recourse in the event of a default. During periods of economic uncertainty, the market prices of sovereign debt, and the Portfolio's net asset value, may be more volatile than prices of U.S. debt obligations. In the past, certain emerging markets have encountered difficulties in servicing their debt obligations, withheld payments of principal and interest and declared moratoria on the payment of principal and interest on their sovereign debts.

         A sovereign debtor's willingness or ability to repay principal and pay interest in a timely manner may be affected by, among other factors, its cash flow situation, the extent of its foreign currency reserves, the availability of sufficient foreign exchange, the relative size of the debt service burden, the sovereign debtor's policy toward principal international lenders and local political constraints. Sovereign debtors may also be dependent on expected disbursements from foreign governments, multilateral agencies and other entities to reduce principal and interest arrearages on their debt. The failure of a sovereign debtor to implement economic reforms, achieve specified levels of economic performance or repay principal or interest when due may result in the cancellation of third-party commitments to lend funds to the sovereign debtor, which may further impair such debtor's ability or willingness to service its debts.

         Corporate debt obligations, including obligations of industrial, utility, banking and other financial issuers, are subject to the risk of an issuer's inability to meet principal and interest payments on the obligations and may also be subject to price volatility due to such factors as market interest rates, market perception of the creditworthiness of the issuer and general market liquidity.

         BRADY BONDS. Brady bonds are securities created through the exchange of existing commercial bank loans to public and private entities in certain emerging markets for new bonds in connection with debt restructurings. Brady bonds have been issued since 1989 and do not have a long payment history. In light of the history of defaults of countries issuing Brady bonds on their commercial bank loans, investments in Brady bonds may be viewed as speculative. Brady bonds may be fully or partially collateralized or uncollateralized, are issued in various currencies (but primarily the U.S. dollar) and are actively traded in over-the-counter ("OTC") secondary markets. Incomplete collateralization of interest or principal payment obligations results in increased credit risk. Dollar-denominated collateralized Brady bonds, which may be either fixed-rate or floating-rate bonds, are generally collateralized by U.S. Treasury zero coupon bonds having the same maturity as the Brady bonds.

         OBLIGATIONS OF SUPRANATIONAL ENTITIES. The Portfolio may invest in obligations of supranational entities designated or supported by governmental entities to promote economic reconstruction or development and of international banking institutions and related government agencies. Examples include the International Bank for Reconstruction and Development (the "World Bank"), the European Coal and Steel Community, the Asian Development Bank and the Inter-American Development Bank. Each supranational entity's lending activities are limited to a percentage of its total capital (including "callable capital" contributed by its governmental members at the entity's call), reserves and net income. There is no assurance that participating governments will be able or willing to honor their commitments to make capital contributions to a supranational entity.

INVESTING IN EMERGING MARKETS

         Investing in the securities of emerging market issuers involves considerations and potential risks not typically associated with investing in the securities of issuers in the United States and other developed countries.

         MARKET CHARACTERISTICS. The fixed income securities markets of emerging countries generally have substantially less volume than the markets for similar securities in the United States and may not be able to absorb, without price disruptions, a significant increase in trading volume or trade size.
Additionally, market making activities may be less extensive in such markets, which may contribute to increased volatility and reduced liquidity in those markets. The less liquid the market, the more difficult it may be for the Portfolio to accurately price its portfolio securities or to dispose of such securities at the times determined to be appropriate. The risks associated with reduced liquidity may be particularly acute to the extent that the Portfolio needs cash to meet redemption requests, to pay dividends and other distributions or to pay expenses.

         Investments in foreign issuers may be affected by changes in currency rates, changes in foreign or U.S. laws or restrictions applicable to these investments and in exchange control regulations (e.g., currency blockage). In addition, clearance and settlement procedures may be different in foreign countries and, in certain markets, these procedures have on occasion been unable to keep pace with the volume of securities transactions, thus making it difficult to conduct securities transactions.

         Foreign issuers are not generally subject to uniform accounting, auditing and financial reporting standards comparable to those applicable to U.S. issuers. There may be less publicly available information about a foreign issuer than about a U.S. issuer. In addition, there is generally less government regulation of foreign markets, companies and securities dealers than in the United States. Foreign securities markets may have substantially less volume than U.S. securities markets and securities of many foreign issuers are less liquid and more volatile than securities of comparable U.S. issuers. Furthermore, with respect to certain foreign countries, there is a possibility of nationalization, expropriation, or confiscatory taxation, imposition of withholding taxes on dividend or interest payments, limitations on the removal of funds or other assets, political or social instability or diplomatic developments which could affect investments in those countries.

         ECONOMIC, POLITICAL AND SOCIAL FACTORS. Emerging markets may be subject to a greater degree of economic, political and social instability that could significantly disrupt the principal financial markets than are markets in the United States and in Western European countries. Such instability may result from among other things: (i) authoritarian governments or military involvement in political and economic decision making, including changes or attempted changes in government through extra constitutional means; (ii) popular unrest associated with demands for improved economic, political and social conditions;
(iii) internal insurgencies; (iv) hostile relations with neighboring countries; and (v) ethnic, religious and racial disaffection and conflict. Many emerging markets have experienced in the past, and continue to experience, high rates of inflation. In certain countries inflation has at times accelerated rapidly to hyperinflationary levels, creating a negative interest rate environment and sharply eroding the value of outstanding financial assets in those countries. The economics of many emerging markets are heavily dependent upon international trade and are accordingly affected by protective trade barriers and the economic conditions of their trading partners. In addition, the economies of some emerging markets are vulnerable to weakness in world prices for their commodity exports. The economies of emerging markets may differ unfavorably from the U.S. economy in such respects as growth of gross domestic product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payments position.

         RESTRICTIONS ON INVESTMENT AND REPATRIATION. Certain emerging markets require governmental approval prior to investments by foreign persons or limit investments by foreign persons to only a specified percentage of an issuer's outstanding securities or a specific class of securities which may have less advantageous terms (including price) than securities of the company available for purchase by nationals. Repatriation of investment income and capital from certain emerging markets is subject to certain governmental consents. Even where there is no outright restriction on repatriation of capital, the mechanics of repatriation may affect the operation of the Portfolio.

INVESTMENT IN LOWER RATED OBLIGATIONS

         While generally providing higher coupons or interest rates than investments in higher quality securities, lower quality debt securities involve greater risk of loss of principal and income, including the possibility of default or bankruptcy of the issuers of such securities, and have greater price volatility, especially during periods of economic uncertainty or change. These lower quality debt obligations tend to be affected by economic changes and short-term corporate and industry developments to a greater extent than higher quality securities, which react primarily to fluctuations in the general level of interest rates. To the extent that the Portfolio invests in such lower quality securities, the achievement of its investment objective may be more dependent on the Advisor's credit analysis.

         Lower quality debt obligations are affected by the market's perception of their credit quality, especially during time of adverse publicity, and the outlook for economic growth. Economic downturns or an increase in interest rates may cause a higher incidence of default by the issuers of these securities, especially issuers that are highly leveraged. The market for these lower quality fixed income securities is generally less liquid than the market for investment grade fixed income securities. It may be more difficult to sell these lower rated securities to meet redemption requests, to respond to changes in the market, or to value accurately the Portfolio's portfolio holdings for purposes of determining the Portfolio's net asset value.

MONEY MARKET INSTRUMENTS

         The Portfolio may invest in money market instruments to the extent consistent with its investment objective and policies. A description of the various types of money market instruments that may be purchased by the Portfolio appears below.

     U.S. TREASURY SECURITIES. The Portfolio may invest in direct obligations of the U.S. Treasury, including Treasury bills, notes and bonds, all of which are backed as to principal and interest payments by the full faith and credit of the United States.

         ADDITIONAL U.S. GOVERNMENT OBLIGATIONS. The Portfolio may invest in obligations issued or guaranteed by U.S. Government agencies or instrumentalities. These obligations may or may not be backed by the "full faith and credit" of the United States. Securities which are backed by the full faith and credit of the United States include obligations of the Government National Mortgage Association, the Farmers Home Administration, and the Export-Import Bank. In the case of securities not backed by the full faith and credit of the United States, the Portfolio must look principally to the federal agency issuing or guaranteeing the obligation for ultimate repayment and may not be able to assert a claim against the United States itself in the event the agency or instrumentality does not meet its commitments. Securities in which the Portfolio may invest that are not backed by the full faith and credit of the United States include, but are not limited to: (i) obligations of the Tennessee Valley Authority, the Federal Home Loan Mortgage Corporation, the Federal Home Loan Banks and the U.S. Postal Service, each of which has the right to borrow from the U.S. Treasury to meet its obligations; (ii) securities issued by the Federal National Mortgage Association, which are supported by the discretionary authority of the U.S. Government to purchase the agency's obligations; and (iii) obligations of the Federal Farm Credit System and the Student Loan Marketing Association, each of whose obligations may be satisfied only by the individual credits of the issuing agency.

     FOREIGN GOVERNMENT OBLIGATIONS. The Portfolio, subject to its investment policies, may also invest in short-term obligations of foreign sovereign governments or of their agencies, instrumentalities, authorities or political subdivisions. These securities may be denominated in the U.S. dollar or in another currency. See "Foreign Investments."

         BANK OBLIGATIONS. The Portfolio unless otherwise noted in Part A or below, may invest in negotiable certificates of deposit, time deposits and bankers' acceptances of (i) foreign branches of U.S. banks and U.S. savings and loans associations or of foreign banks (Euros) and (ii) U.S. branches of foreign banks (Yankees). See "Foreign Investments." The Portfolio will not invest in obligations for which the Advisor, or any of its affiliated persons, is the ultimate obligor or accepting bank. The Portfolio may also invest in obligations of international banking institutions designated or supported by national governments to promote economic reconstruction, development or trade between nations (e.g., the European Investment Bank, the Inter-American Development Bank or the World Bank).

         COMMERCIAL PAPER. The Portfolio may invest in commercial paper, including master demand obligations. Master demand obligations are obligations that provide for a periodic adjustment in the interest rate paid and permit daily changes in the amount borrowed. Master demand obligations are governed by agreements between the issuer and Morgan acting as agent, for no additional fee, in its capacity as investment advisor to the Portfolio and as fiduciary for other clients for whom it exercises investment discretion. The monies loaned to the borrower come from accounts managed by the Advisor or its affiliates, pursuant to arrangements with such accounts. Interest and principal payments are credited to such accounts. The Advisor, acting as a fiduciary on behalf of its clients, has the right to increase or decrease the amount provided to the borrower under an obligation. The borrower has the right to pay without penalty all or any part of the principal amount then outstanding on an obligation together with interest to the date of payment. Since these obligations typically provide that the interest rate is tied to the Federal Reserve commercial paper composite rate, the rate on master demand obligations is subject to change. Repayment of a master demand obligation to participating accounts depends on the ability of the borrower to pay the accrued interest and principal of the obligation on demand, which is continuously monitored by the Advisor. Since master demand obligations typically are not rated by credit rating agencies, the Portfolio may invest in such unrated obligations only if at the time of an investment the obligation is determined by the Advisor to have a credit quality which satisfies the Portfolio's quality restrictions. See "Quality and Diversification Requirements." Although there is no secondary market for master demand obligations, such obligations are considered by the Portfolio to be liquid because they are payable upon demand. The Portfolio does not have any specific percentage limitation on investments in master demand obligations. It is possible that the issuer of a master demand obligation could be a client of the Advisor to whom the Advisor, in its capacity as a commercial bank, has made a loan.

         REPURCHASE AGREEMENTS. The Portfolio may enter into repurchase agreements with brokers, dealers or banks that meet the credit guidelines approved by the Trustees. In a repurchase agreement, the Portfolio buys a security from a seller that has agreed to repurchase the same security at a mutually agreed upon date and price. The resale price normally is in excess of the purchase price, reflecting an agreed upon interest rate. This interest rate is effective for the period of time the Portfolio is invested in the agreement and is not related to the coupon rate on the underlying security. A repurchase agreement may also be viewed as a fully collateralized loan of money by the Portfolio to the seller. The period of these repurchase agreements will usually be short, from overnight to one week, and at no time will the Portfolio invest in repurchase agreements for more than thirteen months. The securities which are subject to repurchase agreements, however, may have maturity dates in excess of thirteen months from the effective date of the repurchase agreement. The Portfolio will always receive securities as collateral whose market value is, and during the entire term of the agreement remains, at least equal to 100% of the dollar amount invested by the Portfolio in each agreement plus accrued interest, and the Portfolio will make payment for such securities only upon physical delivery or upon evidence of book entry transfer to the account of the Custodian. If the seller defaults, the Portfolio might incur a loss if the value of the collateral securing the repurchase agreement declines and might incur disposition costs in connection with liquidating the collateral. In addition, if bankruptcy proceedings are commenced with respect to the seller of the security, realization upon disposal of the collateral by the Portfolio may be delayed or limited.

         The Portfolio may make investments in other debt securities with remaining effective maturities of not more than thirteen months, including without limitation corporate and foreign bonds, asset-backed securities and other obligations described in Part B.

CORPORATE BONDS AND OTHER DEBT SECURITIES

         The Portfolio may invest in bonds and other debt securities of domestic and foreign issuers to the extent consistent with its investment objective and policies. A description of these investments appears below. See "Quality and Diversification Requirements." For information on short-term investments in these securities, see "Money Market Instruments."

         MORTGAGE-BACKED SECURITIES. The Portfolio may invest in mortgage-backed securities. Each mortgage pool underlying mortgage-backed securities consists of mortgage loans evidenced by promissory notes secured by first mortgages or first deeds of trust or other similar security instruments creating a first lien on owner occupied and non-owner occupied one-unit to four-unit residential properties, multifamily (i.e., five or more) properties, agriculture properties, commercial properties and mixed use properties. The investment characteristics of adjustable and fixed rate mortgage-backed securities differ from those of traditional fixed income securities. The major differences include the payment of interest and principal on mortgage-backed securities on a more frequent (usually monthly) schedule and the possibility that principal may be prepaid at any time due to prepayments on the underlying mortgage loans or other assets. These differences can result in significantly greater price and yield volatility than is the case with traditional fixed income securities. As a result, a faster than expected prepayment rate will reduce both the market value and the yield to maturity from those which were anticipated. A prepayment rate that is slower than expected will have the opposite effect of increasing yield to maturity and market value.

         GOVERNMENT GUARANTEED MORTGAGE-BACKED SECURITIES. Government National Mortgage Association mortgage-backed certificates ("Ginnie Maes") are supported by the full faith and credit of the United States. Certain other U.S. Government securities, issued or guaranteed by federal agencies or government sponsored enterprises, are not supported by the full faith and credit of the United States, but may be supported by the right of the issuer to borrow from the U.S. Treasury. These securities include obligations of instrumentalities such as the Federal Home Loan Mortgage Corporation ("Freddie Macs") and the Federal National Mortgage Association ("Fannie Maes"). No assurance can be given that the U.S. Government will provide financial support to these federal agencies, authorities, instrumentalities and government sponsored enterprises in the future.

         There are several types of guaranteed mortgage-backed securities currently available, including guaranteed mortgage pass-through certificates and multiple class securities, which include guaranteed real estate mortgage investment conduit certificates ("REMIC Certificates"), other collateralized mortgage obligations ("CMOs") and stripped mortgage-backed securities.

         Mortgage pass-through securities are fixed or adjustable rate mortgage-backed securities which provide for monthly payments that are a "pass-through" of the monthly interest and principal payments (including any prepayments) made by the individual borrowers on the pooled mortgage loans, net of any fees or other amounts paid to any guarantor, administrator and/or servicer of the underlying mortgage loans.

         Multiple class securities include CMOs and REMIC Certificates issued by U.S. Government agencies, instrumentalities (such as Fannie Mae) and sponsored enterprises (such as Freddie Mac) or by trusts formed by private originators of, or investors in, mortgage loans, including savings and loan associations, mortgage bankers, commercial banks, insurance companies, investment banks and special purpose subsidiaries of the foregoing. In general, CMOs are debt obligations of a legal entity that are collateralized by, and multiple class mortgage-backed securities represent direct ownership interests in, a pool of mortgage loans or mortgaged-backed securities and payments on which are used to make payments on the CMOs or multiple class mortgage-backed securities.

         CMOs and guaranteed REMIC Certificates issued by Fannie Mae and Freddie Mac are types of multiple class mortgage-backed securities. Investors may purchase beneficial interests in REMICs, which are known as "regular" interests or "residual" interests. The Portfolio does not intend to purchase residual interests in REMICs. The REMIC Certificates represent beneficial ownership interests in a REMIC trust, generally consisting of mortgage loans or Fannie Mae, Freddie Mac or Ginnie Mae guaranteed mortgage-backed securities (the "Mortgage Assets"). The obligations of Fannie Mae and Freddie Mac under their respective guaranty of the REMIC Certificates are obligations solely of Fannie Mae and Freddie Mac, respectively.

         CMOs and REMIC Certificates are issued in multiple classes. Each class of CMOs or REMIC Certificates, often referred to as a "tranche," is issued at a specific adjustable or fixed interest rate and must be fully retired no later than its final distribution date. Principal prepayments on the assets underlying the CMOs or REMIC Certificates may cause some or all of the classes of CMOs or REMIC Certificates to be retired substantially earlier than their final scheduled distribution dates. Generally, interest is paid or accrues on all classes of CMOs or REMIC Certificates on a monthly basis.

         STRIPPED MORTGAGE-BACKED SECURITIES. Stripped mortgage-backed securities ("SMBS") are derivative multiclass mortgage securities, issued or guaranteed by the U.S. Government, its agencies or instrumentalities or by private issuers. Although the market for such securities is increasingly liquid, privately issued SMBS may not be readily marketable and will be considered illiquid for purposes of the Portfolio's limitation on investments in illiquid securities. The Advisor may determine that SMBS which are U.S. Government securities are liquid for purposes of the Portfolio's limitation on investments in illiquid securities in accordance with procedures adopted by the Board of Trustees. The market value of the class consisting entirely of principal payments generally is unusually volatile in response to changes in interest rates. The yields on a class of SMBS that receives all or most of the interest from Mortgage Assets are generally higher than prevailing market yields on other mortgage-backed securities because their cash flow patterns are more volatile and there is a greater risk that the initial investment will not be fully recouped.

         ZERO COUPON, PAY-IN-KIND AND DEFERRED PAYMENT SECURITIES. Zero coupon securities are securities that are sold at a discount to par value and on which interest payments are not made during the life of the security. Upon maturity, the holder is entitled to receive the par value of the security. Pay-in-kind securities are securities that have interest payable by delivery of additional securities. Upon maturity, the holder is entitled to receive the aggregate par value of the securities. The Portfolio accrues income with respect to zero coupon and pay-in-kind securities prior to the receipt of cash payments. Deferred payment securities are securities that remain zero coupon securities until a predetermined date, at which time the stated coupon rate becomes effective and interest becomes payable at regular intervals. Zero coupon, pay-in-kind and deferred payment securities may be subject to greater fluctuation in value and lesser liquidity in the event of adverse market conditions than comparably rated securities paying cash interest at regular interest payment periods.

         While interest payments are not made on such securities, holders of such securities are deemed to have received "phantom income." Because the Portfolio will distribute "phantom income" to shareholders, to the extent that shareholders elect to receive dividends in cash rather than reinvesting such dividends in additional shares, the Portfolio will have fewer assets with which to purchase income producing securities.

         ASSET-BACKED SECURITIES. Asset-backed securities directly or indirectly represent a participation interest in, or are secured by and payable from, a stream of payments generated by particular assets such as motor vehicle or credit card receivables or other asset-backed securities collateralized by such assets. Payments of principal and interest may be guaranteed up to certain amounts and for a certain time period by a letter of credit issued by a financial institution unaffiliated with the entities issuing the securities. The asset-backed securities in which the Portfolio may invest are subject to the Portfolio's overall credit requirements. However, asset-backed securities, in general, are subject to certain risks. Most of these risks are related to limited interests in applicable collateral. For example, credit card debt receivables are generally unsecured and the debtors are entitled to the protection of a number of state and federal consumer credit laws, many of which give such debtors the right to set off certain amounts on credit card debt thereby reducing the balance due. Additionally, if the letter of credit is exhausted, holders of asset-backed securities may also experience delays in payments or losses if the full amounts due on underlying sales contracts are not realized. Because asset-backed securities are relatively new, the market experience in these securities is limited and the market's ability to sustain liquidity through all phases of the market cycle has not been tested.

ADDITIONAL INVESTMENTS

         WHEN-ISSUED AND DELAYED DELIVERY SECURITIES. The Portfolio may purchase securities on a when-issued or delayed delivery basis. For example, delivery of and payment for these securities can take place a month or more after the date of the purchase commitment. The purchase price and the interest rate payable, if any, on the securities are fixed on the purchase commitment date or at the time the settlement date is fixed. The value of such securities is subject to market fluctuation and for money market instruments and other fixed income securities no interest accrues to the Portfolio until settlement takes place. At the time the Portfolio makes the commitment to purchase securities on a when-issued or delayed delivery basis, it will record the transaction, reflect the value each day of such securities in determining its net asset value and, if applicable, calculate the maturity for the purposes of average maturity from that date. At the time of settlement a when-issued security may be valued at less than the purchase price. To facilitate such acquisitions, the Portfolio will maintain with the Custodian a segregated account with liquid assets, consisting of cash, U.S. Government securities or other appropriate securities, in an amount at least equal to such commitments. On delivery dates for such transactions, the Portfolio will meet its obligations from maturities or sales of the securities held in the segregated account and/or from cash flow. If the Portfolio chooses to dispose of the right to acquire a when-issued security prior to its acquisition, it could, as with the disposition of any other portfolio obligation, incur a gain or loss due to market fluctuation. Also, the Portfolio may be disadvantaged if the other party to the transaction defaults.

         INVESTMENT COMPANY SECURITIES. Securities of other investment companies may be acquired by the Portfolio to the extent permitted under the 1940 Act. These limits require that, as determined immediately after a purchase is made,
(i) not more than 5% of the value of the Portfolio's total assets will be invested in the securities of any one investment company, (ii) not more than 10% of the value of its total assets will be invested in the aggregate in securities of investment companies as a group, and (iii) not more than 3% of the outstanding voting stock of any one investment company will be owned by the Portfolio. As a shareholder of another investment company, the Portfolio would bear, along with other shareholders, its pro rata portion of the other investment company's expenses, including advisory fees. These expenses would be in addition to the advisory and other expenses that the Portfolio bears directly in connection with its own operations.

         REVERSE REPURCHASE AGREEMENTS. The Portfolio may enter into reverse repurchase agreements. In a reverse repurchase agreement, the Portfolio sells a security and agrees to repurchase the same security at a mutually agreed upon date and price, reflecting the interest rate effective for the term of the agreement. For purposes of the 1940 Act, a reverse repurchase agreement is also considered as the borrowing of money by the Portfolio and, therefore, a form of leverage. Leverage may cause any gains or losses for the Portfolio to be magnified. The Portfolio will invest the proceeds of borrowings under reverse repurchase agreements. In addition, the Portfolio will enter into a reverse repurchase agreement only when the interest income to be earned from the investment of the proceeds is greater than the interest expense of the transaction. The Portfolio will not invest the proceeds of a reverse repurchase agreement for a period which exceeds the duration of the reverse repurchase agreement. The Portfolio will establish and maintain with the Custodian a separate account with a segregated portfolio of securities in an amount at least equal to its purchase obligations under its reverse repurchase agreements. See "Investment Restrictions" below for the Portfolio's limitations on reverse repurchase agreements and bank borrowings.

         MORTGAGE DOLLAR ROLL TRANSACTIONS. The Portfolio may engage in mortgage dollar roll transactions with respect to mortgage securities issued by the Government National Mortgage Association, the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation. In a mortgage dollar roll transaction, the Portfolio sells a mortgage backed security and simultaneously agrees to repurchase a similar security on a specified future date at an agreed upon price. During the roll period, the Portfolio will not be entitled to receive any interest or principal paid on the securities sold. The Portfolio is compensated for the lost interest on the securities sold by the difference between the sale price and the lower price for the future repurchase as well as by the interest earned on the reinvestment of the sale proceeds. The Portfolio may also be compensated by receipt of a commitment fee. When the Portfolio enters into a mortgage dollar roll transaction, liquid assets in an amount sufficient to pay for the future repurchase are segregated with the Custodian. Mortgage dollar roll transactions are considered reverse repurchase agreements for purposes of the Portfolio's investment restrictions.

         LOANS OF PORTFOLIO SECURITIES. The Portfolio may lend its securities if such loans are secured continuously by cash or equivalent collateral or by a letter of credit in favor of the Portfolio at least equal at all times to 100% of the market value of the securities loaned, plus accrued interest. While such securities are on loan, the borrower will pay the Portfolio any income accruing thereon. Loans will be subject to termination by the Portfolio in the normal settlement time, generally three business days after notice, or by the borrower on one day's notice. Borrowed securities must be returned when the loan is terminated. Any gain or loss in the market price of the borrowed securities which occurs during the term of the loan inures to the Portfolio. The Portfolio may pay reasonable finders' and custodial fees in connection with a loan. In addition, the Portfolio will consider all facts and circumstances, including the creditworthiness of the borrowing financial institution, and the Portfolio will not make any loans in excess of one year. The Portfolio will not lend its securities to any officer, Trustee, Director, employee or other affiliate of the Portfolio, the Advisor or the Distributor, unless otherwise permitted by applicable law.

     PRIVATELY PLACED AND CERTAIN UNREGISTERED SECURITIES. The Portfolio may invest in privately placed, restricted, Rule 144A or other unregistered securities.

         As to illiquid investments, the Portfolio is subject to a risk that should the Portfolio decide to sell them when a ready buyer is not available at a price the Portfolio deems representative of their value, the value of the Portfolio's net assets could be adversely affected. Where an illiquid security must be registered under the Securities Act of 1933, as amended (the "1933 Act") before it may be sold, the Portfolio may be obligated to pay all or part of the registration expenses, and a considerable period may elapse between the time of the decision to sell and the time the Portfolio may be permitted to sell a security under an effective registration statement. If, during such a period, adverse market conditions were to develop, the Portfolio might obtain a less favorable price than prevailed when it decided to sell.

         LOAN PARTICIPATIONS. The Portfolio may invest in fixed- and floating-rate loans arranged through private negotiations between an issuer of emerging market debt instruments and one or more financial institutions ("lenders"). Generally, the Portfolio's investments in loans are expected to take the form of loan participations and assignments of portions of loans from third parties. When investing in a participation, the Portfolio will have the right to receive payments only from the lender to the extent the lender receives payments from the borrower, and not from the borrower itself. Likewise, the Portfolio will be able to enforce its rights only through the lender, and not directly against the borrower. As a result, the Portfolio will assume the credit risk of both the borrower and the lender that is selling the participation. When the Portfolio purchases assignments from lenders, it will acquire direct rights against the borrower, but these rights and the Portfolio's obligations may differ from, and be more limited than, those held by the assigning lender. Loan participations and assignments may be illiquid and subject to the Portfolio's restrictions applicable to illiquid securities.

         SYNTHETIC INSTRUMENTS. The Portfolio may invest in certain synthetic instruments. Such instruments generally involve the deposit of asset-backed securities in a trust arrangement and the issuance of certificates and/or notes evidencing interests in the trust. These securities are generally sold in private placements in reliance on Rule 144A.

         SWAPS AND RELATED SWAP PRODUCTS. The Portfolio may engage in swap transactions, specifically interest rate, currency, index and total return swaps and in the purchase or sale of related caps, floors and collars. In a typical interest rate swap agreement, one party agrees to make payments equal to a floating interest rate on a specified amount (the "notional amount") in return for payments equal to a fixed interest rate on the same amount for a specified period. If a swap agreement provides for payments in different currencies, the parties might agree to exchange the notional amount as well. The purchaser of an interest rate cap or floor, upon payment of a fee, has the right to receive payments (and the seller of the cap is obligated to make payments) to the extent a specified interest rate exceeds (in the case of a cap) or is less than (in the case of a floor) a specified level over a specified period of time or at specified dates. The purchaser of an interest rate collar, upon payment of a fee, has the right to receive payments (and the seller of the collar is obligated to make payments) to the extent that a specified interest rate falls outside an agreed upon range over a specified period of time or at specified dates.

         Index and currency swaps, caps, floors, and collars are similar to those described in the preceding paragraph, except that, rather than being determined by variations in specified interest rates, the obligations of the parties are determined by variations in specified interest rate or currency indexes, and, in the case of total return swaps, variations in the total return of specific securities.

         The amount of the Portfolio's potential gain or loss on any swap transaction is not subject to any fixed limit. Nor is there any fixed limit on the Portfolio's potential loss if it sells a cap, floor or collar. If the Portfolio buys a cap, floor or collar, however, the Portfolio's potential loss is limited to the amount of the fee that it has paid. Swaps, caps, floors and collars tend to be more volatile than many other types of investments. Nevertheless, the Portfolio will use these techniques only as a risk management tool and not for purposes of leveraging the Portfolio's market exposure or its exposure to changing interest rates, security values or currency values. The Portfolio will use these transactions only to preserve a return or spread on a particular investment or portion of its investments, to protect against currency fluctuations, as a duration management technique, to protect against any increase in the price of securities the Portfolio anticipates purchasing at a later date, or to gain exposure to certain markets in the most economical way possible. The Portfolio will not sell interest rate caps, floors or collars if it does not own securities providing the interest that the Portfolio may be required to pay.

         The  use  of  swaps,  caps,  floors  and  collars  involves  investment techniques and risks different from those associated with other portfolio security transactions. If the Advisor is incorrect in its forecasts of market values, interest rates, currency rates and other applicable factors, the investment performance of the Portfolio will be less favorable than if these techniques had not been used. These instruments are typically not traded on exchanges. Accordingly, there is a risk that the other party to certain of these instruments will not perform its obligations to the Portfolio or that the Portfolio may be unable to enter into offsetting positions to terminate its exposure or liquidate its investment under certain of these instruments when it wishes to do so. Such occurrences could result in losses to the Portfolio. The Advisor will, however, consider such risks and will enter into swap, cap, floor and collar transactions only when it believes that the risks are not unreasonable.

         Provided contracts relative to the Portfolio's use of swaps, caps, floors and collars permit, the Portfolio will usually enter into swaps on a net basis--that is, the two payment streams are netted out in a cash settlement on the payment date or dates specified in the instrument--with the Portfolio receiving or paying, as the case may be, only the net amount of the two payments.

         The Portfolio will maintain cash or liquid assets in a segregated account with its custodian in an amount sufficient at all times to cover its current obligations under swaps, caps, floors and collars. If the Portfolio enters into a swap agreement on a net basis, it will segregate assets with a daily value at least equal to the excess, if any, of the Portfolio's accrued obligations under the swap agreement over the accrued amount the Portfolio is entitled to receive under the agreement. If the Portfolio enters into a swap agreement on other than a net basis, or sells a cap, floor or collar, it will segregate assets with a daily value at least equal to the full amount of the Portfolio's accrued obligations under the agreement.

         The Portfolio will not enter into any swap, cap, floor, or collar, unless the counterparty to the transaction is deemed creditworthy by the Advisor. If a counterparty defaults, the Portfolio may have contractual remedies pursuant to the agreements related to the transaction. The swap market has grown substantially in recent years, with a large number of banks and investment banking firms acting both as principals and as agents utilizing standardized swap documentation. As a result, the swap market has become relatively liquid caps, floors and collars are more recent innovations for which standardized documentation has not yet been fully developed and, for that reason, they are less liquid than swaps.

         The liquidity of swaps, caps, floors and collars will be determined by the Advisor based on various factors, including (1) the frequency of trades and quotations, (2) the number of dealers and prospective purchasers in the marketplace, (3) dealer undertakings to make a market, (4) the nature of the instrument (including any demand or tender features) and (5) the nature of the marketplace for trades (including the ability to assign or offset the Portfolio's rights and obligations relating to the investment). Such determination will govern whether the instrument will be deemed within the 15% restriction on investments in securities that are not readily marketable.

         In connection with such transactions, the Portfolio will segregate cash or liquid securities to cover any amounts it could owe under swaps that exceed the amounts it is entitled to receive, and it will adjust that amount daily, as needed. During the term of a swap, changes in the value of the swap are recognized as unrealized gains or losses by marking to market to reflect the market value of the swap. When the swap is terminated, the Portfolio will record a realized gain or loss equal to the difference, if any, between the proceeds from (or cost of) the closing transaction and the Portfolio's basis in the contract. The Portfolio is exposed to credit loss in the event of nonperformance by the other party to the swap.

         The federal income tax treatment with respect to swaps, caps, floors, and collars may impose limitations on the extend to which the Portfolio may engage in such transactions.

QUALITY AND DIVERSIFICATION REQUIREMENTS

         Although the Portfolio is not limited by the diversification requirements of the 1940 Act, the Portfolio will comply with the diversification requirements imposed by the Code for qualification as a regulated investment company. See Item 20.

         Under normal circumstances, at least 95% of the Portfolio's total assets will consist of securities rated B or better at the time of purchase by Moody's or S&P. The higher total return sought by the Portfolio is generally obtainable from high yield high risk securities in the lower rating categories of the established rating services. These securities are rated below Baa by Moody's or below BBB by Standard & Poor's. The Portfolio may invest in securities that are speculative to a high degree and in default. Lower rated securities are generally referred to as junk bonds. See the Appendix attached to this Part B for a description of the characteristics of the various ratings categories. The Portfolio is not obligated to dispose of securities whose issuers subsequently are in default or which are downgraded below the minimum ratings noted above. The credit ratings of Moody's and Standard & Poor's (the "Rating Agencies"), such as those ratings described in this Part B, may not be changed by the Rating Agencies in a timely fashion to reflect subsequent economic events. The credit ratings of securities do not evaluate market risk. The Portfolio may also invest in unrated securities which, in the opinion of the Advisor, offer comparable yields and risks to the rated securities in which the Portfolio may invest.

         Debt securities that are rated in the lower rating categories, or which are unrated, involve greater volatility of price and risk of loss of principal and income. In addition, lower ratings reflect a greater possibility of an adverse change in financial condition affecting the ability of the issuer to make payments of interest and principal. The market price and liquidity of lower rated fixed income securities generally respond to short-term corporate and market developments to a greater extent than the price and liquidity of higher rated securities, because these developments are perceived to have a more direct relationship to the ability of an issuer of lower rated securities to meet its ongoing debt obligations. Although the Advisor seeks to minimize these risks through diversification, investment analysis and attention to current developments in interest rates and economic conditions, there can be no assurance that the Advisor will be successful in limiting the Portfolio's exposure to the risks associated with lower rated securities. Because the Portfolio invests in securities in the lower rated categories, the achievement of the Portfolio's investment objective is more dependent on the Advisor's ability than would be the case if the Portfolio were investing in securities in the higher rated categories.

         Reduced volume and liquidity in the high yield bond market or the reduced availability of market quotations may make it more difficult to dispose of the Portfolio's investments in high yield securities and to value accurately these assets. The reduced availability of reliable, objective data may increase the Portfolio's reliance on management's judgment in valuing high yield bonds. In addition, the Portfolio's investments in high yield securities may be susceptible to adverse publicity and investor perceptions whether or not justified by fundamental factors.

         In determining suitability of investment in a particular unrated security, the Advisor takes into consideration asset and debt service coverage, the purpose of the financing, history of the issuer, existence of other rated securities of the issuer, and other relevant conditions, such as comparability to other issuers.

DERIVATIVE INSTRUMENTS

         The Portfolio may purchase derivative securities to enhance return and enter into derivative contracts to hedge against fluctuations in securities prices or currency exchange rates, to change the duration of the Portfolio's fixed income holdings or as a substitute for the purchase or sale of securities or currency. The Portfolio's investments in derivative securities may include structured securities.

         All of the Portfolio's transactions in derivative instruments involve a risk of loss or depreciation due to unanticipated adverse changes in interest rates, securities prices or currency exchange rates. The loss on derivative contracts (other than purchased options) may substantially exceed the Portfolio's initial investment in these contracts. In addition, the Portfolio may lose the entire premium paid for purchased options that expire before they can be profitably exercised by the Portfolio.

         STRUCTURED SECURITIES. The Portfolio may invest in structured securities, including currency linked securities. The interest rate or, in some cases, the principal payable at the maturity of a structured security may change positively or inversely in relation to one or more interest rates, financial indices, currency rates or other financial indicators (reference prices). A structured security may be leveraged to the extent that the magnitude of any change in the interest rate or principal payable on a structured security is a multiple of the change in the reference price. Thus, structured securities may decline in value due to adverse market changes in currency exchange rates and other reference prices.

         DERIVATIVE CONTRACTS. The Portfolio may purchase and sell a variety of derivative contracts, including futures contracts on securities, indices or currency;  options  on futures  contracts;  options  on  securities,  indices or currency; forward contracts to purchase or sell securities or currency; and interest rate, currency, index and total return swaps. The Portfolio incurs liability to a counterparty in connection with transactions in futures contracts, forward contracts and swaps and in selling options. The Portfolio pays a premium for purchased options. In addition, the Portfolio incurs transaction costs in opening and closing positions in derivative contracts.

RISKS ASSOCIATED WITH DERIVATIVE SECURITIES AND CONTRACTS

         The risks associated with the Portfolio's transactions in derivative securities and contracts may include some or all of the following: market risk, leverage and volatility risk, correlation risk, credit risk, and liquidity and valuation risk.

         MARKET RISK. Investments in structured securities are subject to the market risks described above. Entering into a derivative contract involves a risk that the applicable market will move against the Portfolio's position and that the Portfolio will incur a loss. For derivative contracts other than purchased options, this loss may substantially exceed the amount of the initial investment made or the premium received by the Portfolio.

         LEVERAGE AND VOLATILITY RISK. Derivative instruments may sometimes increase or leverage the Portfolio's exposure to a particular market risk. Leverage enhances the price volatility of derivative instruments held by the Portfolio. If the Portfolio enters into futures contracts, writes options or engages in certain foreign currency exchange transactions, it is required to maintain a segregated account consisting of cash or liquid assets, hold offsetting portfolio securities or currency positions or cover written options which may partially offset the leverage inherent in these transactions.

         CORRELATION RISK. The Portfolio's success in using derivative contracts to hedge portfolio assets depends on the degree of price correlation between the derivative contract and the hedged asset. Imperfect correlation may be caused by several factors, including temporary price disparities among the trading markets of the derivative contract, the assets underlying the derivative contract and the Portfolio's assets.

     CREDIT RISK. Derivative securities and OTC derivative contracts involve a risk that the issuer or counterparty will fail to perform its contractual obligations.

         LIQUIDITY AND VALUATION RISK. Some derivative securities are not readily marketable or may become illiquid under adverse market conditions. In addition, during periods of extreme market volatility, a commodity exchange may suspend or limit trading in an exchange-traded derivative contract, which may make the contract temporarily illiquid and difficult to price. The Portfolio's ability to terminate OTC derivative contracts may depend on the cooperation of the counterparties to such contracts. For thinly traded derivative securities and contracts, the only source of price quotations may be the selling dealer or counterparty. Segregation of a large percentage of assets could impede portfolio management or the ability to meet redemption requests.

OPTIONS AND FUTURES TRANSACTIONS

         EXCHANGE TRADED AND OTC OPTIONS. All options purchased or sold by the Portfolio will be traded on a securities exchange or will be purchased or sold by securities dealers (OTC options) that meet creditworthiness standards approved by the Trustees. While exchange-traded options are obligations of the Options Clearing Corporation, in the case of OTC options, the Portfolio relies on the dealer from which it purchased the option to perform if the option is exercised. Thus, when the Portfolio purchases an OTC option, it relies on the dealer from which it purchased the option to make or take delivery of the underlying securities. Failure by the dealer to do so would result in the loss of the premium paid by the Portfolio as well as loss of the expected benefit of the transaction.

         Provided that the Portfolio has arrangements with certain qualified dealers who agree that the Portfolio may repurchase any option it writes for a maximum price to be calculated by a predetermined formula, the Portfolio may treat the underlying securities used to cover written OTC options as liquid. In these cases, the OTC option itself would only be considered illiquid to the extent that the maximum repurchase price under the formula exceeds the intrinsic value of the option.

         FUTURES CONTRACTS AND OPTIONS ON FUTURES CONTRACTS. The Portfolio may purchase or sell (write) futures contracts and purchase and sell (write) put and call options, including put and call options on futures contracts. Futures contracts obligate the buyer to take and the seller to make delivery at a future date of a specified quantity of a financial instrument or an amount of cash based on the value of a securities index. Currently, futures contracts are available on various types of fixed income securities, including but not limited to U.S. Treasury bonds, notes and bills, Eurodollar certificates of deposit and on indexes of fixed income securities and indexes of equity securities.

         Unlike a futures contract, which requires the parties to buy and sell a security or make a cash settlement payment based on changes in a financial instrument or securities index on an agreed date, an option on a futures contract entitles its holder to decide on or before a future date whether to enter into such a contract. If the holder decides not to exercise its option, the holder may close out the option position by entering into an offsetting transaction or may decide to let the option expire and forfeit the premium thereon. The purchaser of an option on a futures contract pays a premium for the option but makes no initial margin payments or daily payments of cash in the nature of "variation" margin payments to reflect the change in the value of the underlying contract as does a purchaser or seller of a futures contract.

         The seller of an option on a futures contract receives the premium paid by the purchaser and may be required to pay initial margin. Amounts equal to the initial margin and any additional collateral required on any options on futures contracts sold by the Portfolio are paid by the Portfolio into a segregated account, in the name of the Futures Commission Merchant, as required by the 1940 Act and the SEC's interpretations thereunder.

         COMBINED POSITIONS. The Portfolio may write options in combination with each other, or in combination with futures or forward contracts, to adjust the risk and return characteristics of the overall position. For example, the Portfolio may purchase a put option and write a call option on the same underlying instrument in order to construct a combined position whose risk and return characteristics are similar to selling a futures contract. Another possible combined position would involve writing a call option at one strike price and buying a call option at a lower price, in order to reduce the risk of the written call option in the event of a substantial price increase. Because combined options positions involve multiple trades, they result in higher transaction costs and may be more difficult to open and close out.

         CORRELATION OF PRICE CHANGES. Because there are a limited number of types of exchange-traded options and futures contracts, it is likely that the standardized options and futures contracts available will not match the Portfolio's current or anticipated investments exactly. The Portfolio may invest in options and futures contracts based on securities with different issuers, maturities, or other characteristics from the securities in which it typically invests, which involves a risk that the options or futures position will not track the performance of the Portfolio's other investments.

         Options and futures contracts prices can also diverge from the prices of their underlying instruments, even if the underlying instruments match the Portfolio's investments well. Options and futures contracts prices are affected by such factors as current and anticipated short term interest rates, changes in volatility of the underlying instrument, and the time remaining until expiration of the contract, which may not affect security prices the same way. Imperfect correlation may also result from differing levels of demand in the options and futures markets and the securities markets, from structural differences in how options and futures and securities are traded, or from imposition of daily price fluctuation limits or trading halts. The Portfolio may purchase or sell options and futures contracts with a greater or lesser value than the securities it wishes to hedge or intends to purchase in order to attempt to compensate for differences in volatility between the contract and the securities, although this may not be successful in all cases. If price changes in the Portfolio's options or futures positions are poorly correlated with its other investments, the positions may fail to produce anticipated gains or result in losses that are not offset by gains in other investments.

         LIQUIDITY OF OPTIONS AND FUTURES CONTRACTS. There is no assurance that a liquid market will exist for any particular option or futures contract at any particular time even if the contract is traded on an exchange. In addition, exchanges may establish daily price fluctuation limits for options and futures contracts and may halt trading if a contract's price moves up or down more than the limit in a given day. On volatile trading days when the price fluctuation limit is reached or a trading halt is imposed, it may be impossible for the Portfolio to enter into new positions or close out existing positions. If the market for a contract is not liquid because of price fluctuation limits or otherwise, it could prevent prompt liquidation of unfavorable positions, and could potentially require the Portfolio to continue to hold a position until delivery or expiration regardless of changes in its value. As a result, the Portfolio's access to other assets held to cover its options or futures positions could also be impaired. See "Exchange Traded and OTC Options" above for a discussion of the liquidity of options not traded on an exchange.

         POSITION LIMITS. Futures exchanges can limit the number of futures and options on futures contracts that can be held or controlled by an entity. If an adequate exemption cannot be obtained, the Portfolio or the Advisor may be required to reduce the size of its futures and options positions or may not be able to trade a certain futures or options contract in order to avoid exceeding such limits.

         ASSET COVERAGE FOR FUTURES CONTRACTS AND OPTIONS POSITIONS. The Portfolio intends to comply with Section 4.5 of the regulations under the Commodity Exchange Act, which limits the extent to which the Portfolio can commit assets to initial margin deposits and option premiums. In addition, the Portfolio will comply with guidelines established by the SEC with respect to coverage of options and futures contracts by mutual funds, and if the guidelines so require, will set aside appropriate liquid assets in a segregated custodial account in the amount prescribed. Securities held in a segregated account cannot be sold while the futures contract or option is outstanding, unless they are replaced with other suitable assets. As a result, there is a possibility that segregation of a large percentage of the Portfolio's assets could impede portfolio management or the Portfolio's ability to meet redemption requests or other current obligations.

RISK MANAGEMENT

         The Portfolio may employ non-hedging risk management techniques. Examples of risk management strategies include synthetically altering the duration of a portfolio or the mix of securities in a portfolio. For example, if the Advisor wishes to extend maturities in a fixed income portfolio in order to take advantage of an anticipated decline in interest rates, but does not wish to purchase the underlying long term securities, it might cause the Portfolio to purchase futures contracts on long term debt securities. Similarly, if the Advisor wishes to decrease fixed income securities or purchase equities, it could cause the Portfolio to sell futures contracts on debt securities and purchase futures contracts on a stock index. Such non-hedging risk management techniques are not speculative, but because they involve leverage include, as do all leveraged transactions, the possibility of losses as well as gains that are greater than if these techniques involved the purchase and sale of the securities themselves rather than their synthetic derivatives.

PORTFOLIO TURNOVER

         The portfolio turnover rate for the Portfolio for the period March 7, 1997 (commencement of operations) through December 31, 1997 was 182%. The Portfolio may sell a portfolio security without regard to the length of time such security has been held if, in the Advisor's view, the security meets the criteria for sale. A rate of 100% indicates that the equivalent of all of the Portfolio's assets have been sold and reinvested in a year. High portfolio turnover may result in the realization of substantial net capital gains or losses. To the extent net short term capital gains are realized, any distributions resulting from such gains are considered ordinary income for federal income tax purposes. This policy is subject to certain requirements so that certain investors can qualify as regulated investment companies under the Internal Revenue Code of 1986, as amended (the "Code").
See Item 20 below.

INVESTMENT RESTRICTIONS

         The investment restrictions below have been adopted by the Portfolio. Except where otherwise noted, these investment restrictions are "fundamental" policies which, under the 1940 Act, may not be changed without the vote of a "majority of the outstanding voting securities" (as defined in the 1940 Act) of the Portfolio. A "majority of the outstanding voting securities" is defined in the 1940 Act as the lesser of (a) 67% or more of the voting securities present at a meeting if the holders of more than 50% of the outstanding voting securities are present or represented by proxy, or (b) more than 50% of the outstanding voting securities. The percentage limitations contained in the restrictions below apply at the time of the purchase of securities.

         Unless Sections 8(b)(1) and 13(a) of the 1940 Act or any SEC or SEC staff interpretations thereof, are amended or modified, the Portfolio may not:

1. Purchase any security if, as a result, more than 25% of the value of the Portfolio's total assets would be invested in securities of issuers having their principal business activities in the same industry. This limitation shall not apply to obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities.

2. Issue senior securities. For purposes of this restriction, borrowing money in accordance with paragraph 3 below, making loans in accordance with paragraph 7 below, the issuance of beneficial interests in multiple classes or series, the purchase or sale of options, futures contracts, forward commitments, swaps and transactions in repurchase agreements are not deemed to be senior securities.

3. Borrow money, except in amounts not to exceed one third of the Portfolio's total assets (including the amount borrowed) less liabilities (other than borrowings) (i) from banks for temporary or short-term purposes or for the clearance of transactions, (ii) in connection with withdrawals or to finance failed settlements of portfolio trades without immediately liquidating portfolio securities or other assets, (iii) in order to fulfill commitments or plans to purchase additional securities pending the anticipated sale of other portfolio securities or assets and (iv) pursuant to reverse repurchase agreements entered into by the Portfolio.1

4. Underwrite the securities of other issuers, except to the extent that, in connection with the disposition of portfolio securities, the Portfolio may be deemed to be an underwriter under the 1933 Act.

5. Purchase or sell real estate except that the Portfolio may (i) acquire or lease office space for its own use, (ii) invest in securities of issuers that invest in real estate or interests therein, (iii) invest in securities that are secured by real estate or interests therein,
         (iv) make direct investments in mortgages, (v) purchase and sell mortgage-related securities and (vi) hold and sell real estate acquired by the Portfolio as a result of the ownership of securities including mortgages.

--------
        1  Although   the  Portfolio  is permitted to fulfill plans to purchase
additional securities pending the anticipated sale of other portfolio securities or assets, the Portfolio has no current intention of engaging in this form of leverage.

6. Purchase or sell commodities or commodity contracts, unless acquired as a result of the ownership of securities or instruments, except the Portfolio may purchase and sell financial futures contracts, options on financial futures contracts and warrants and may enter into swap and forward commitment transactions.

7. Make loans, except that the Portfolio (1) may lend portfolio securities with a value not exceeding one third of the Portfolio's total assets,
         (2) enter into repurchase agreements, and (3) purchase all or a portion of an issue of debt obligations (including privately issued debt obligations and direct investments in mortgages), bank loan participation interests, bank certificates of deposit, bankers' acceptances, debentures or other securities, whether or not the purchase is made upon the original issuance of the securities.

         NON-FUNDAMENTAL INVESTMENT RESTRICTIONS - The investment restrictions described below are not fundamental policies of the Portfolio and may be changed by the Trustees. These non-fundamental investment policies require that the Portfolio may not:

(i) Acquire securities of other investment companies, except as permitted by the 1940 Act or any rule, order or interpretation thereunder, or in connection with a merger, consolidation, reorganization, acquisition of assets or an offer of exchange;

(ii) Acquire any illiquid securities, such as repurchase agreements with more than seven days to maturity or fixed time deposits with a duration of over seven calendar days, if as a result thereof, more than 15% of the market value of the Portfolio's net assets would be in investments that are illiquid;

(iii) Sell any security short, except to the extent permitted by the 1940 Act. Transactions in futures contracts and options shall not constitute selling securities short;

(iv) Purchase securities on margin, but the Portfolio may obtain such short term credits as may be necessary for the clearance of transactions;

         There will be no violation of any investment restriction if that restriction is complied with at the time the relevant action is taken notwithstanding a later change in market value of an investment, in net or total assets, in the securities rating of the investment, or any other later change.

         For purposes of fundamental investment restrictions regarding industry concentration, the Advisor may classify issuers by industry in accordance with classifications set forth in the DIRECTORY OF COMPANIES FILING ANNUAL REPORTS WITH THE SECURITIES AND EXCHANGE COMMISSION or other sources. In the absence of such classification or if the Advisor determines in good faith based on its own information that the economic characteristics affecting a particular issuer make it more appropriately considered to be engaged in a different industry, the
Advisor may classify accordingly. For instance, personal credit finance companies and business credit finance companies are deemed to be separate industries and wholly owned finance companies are considered to be in the industry of their parents if their activities are primarily related to financing the activities of their parents.

ITEM 14.  MANAGEMENT OF THE PORTFOLIO TRUST.

         The Trustees and officers of the Portfolio Trust, their business addresses and principal occupations during the past five years and dates of birth are set forth below. Their titles may have varied during that period. An asterisk indicates that a Trustee is an "interested person" (as defined in the 1940 Act) of the Portfolio.

TRUSTEES AND OFFICERS

     FREDERICK S. ADDY--Trustee; Retired; Prior to April 1994, Executive Vice President and Chief Financial Officer Amoco Corporation. His address is 5300 Arbutus Cove, Austin, TX 78746, and his date of birth is January 1, 1932.

     WILLIAM  G.  BURNS--Trustee;   Retired,  Former  Vice  Chairman  and  Chief
Financial Officer, NYNEX. His address is 2200 Alaqua Drive, Longwood, FL 32779, and his date of birth is November 2, 1932.

     ARTHUR C. ESCHENLAUER--Trustee; Retired; Former Senior Vice President, Morgan Guaranty Trust Company of New York. His address is 14 Alta Vista Drive, RD #2, Princeton, NJ 08540, and his date of birth is May 23, 1934.

         MATTHEW HEALEY2--Trustee, Chairman and Chief Executive Officer; Chairman, Pierpont Group, Inc., ("Pierpont Group") since prior to 1993. His address is Pine Tree Club Estates, 10286 Saint Andrews Road, Boynton Beach, FL 33436, and his date of birth is August 23, 1937.

     MICHAEL P. MALLARDI--Trustee; Retired; Prior to April 1996, Senior Vice President, Capital Cities/ABC, Inc. and President, Broadcast Group. His address is 10 Charnwood Drive, Suffern, NY 10910, and his date of birth is March 17, 1934.

         The Trustees of the Portfolio Trust are the same as the Trustees of each of the other Master Portfolios (as defined below), the J.P. Morgan Funds, the J.P. Morgan Institutional Funds and J.P. Morgan Series Trust. In accordance with applicable state requirements, a majority of the disinterested Trustees have adopted written procedures reasonably appropriate to deal with potential conflicts of interest arising from the fact that the same individuals are Trustees of the Master Portfolios, the J.P. Morgan Funds, the J.P. Morgan Institutional Funds and J.P. Morgan Series Trust, up to and including creating a separate board of trustees.

         Each Trustee is currently paid an annual fee of $75,000 (adjusted as of April 1, 1997) for serving as Trustee of the Master Portfolios (as defined below), the J.P. Morgan Funds, the J.P. Morgan Institutional Funds and J.P. Morgan Series Trust and is reimbursed for expenses incurred in connection with service as a Trustee. The Trustees may hold various other directorships unrelated to the Portfolio Trust.


-----------------
         2 Mr. Healey is an "interested person" of the Portfolio and the Advisor as that term is defined in the 1940 Act.

     Trustee compensation expenses paid to each Trustee for the calendar year ended December 31, 1997 is set forth below.

---------------------------- ----------------- --------------------------------
                                               TOTAL TRUSTEE COMPENSATION
                                               ACCRUED BY THE MASTER
                             AGGREGATE TRUSTEE PORTFOLIOS(*), J.P. MORGAN FUNDS,
                             COMPENSATION PAID J.P. MORGAN INSTITUTIONAL
                             BY THE PORTFOLIO  FUNDS AND J.P. MORGAN
NAME OF TRUSTEE              DURING 1997       SERIES TRUST DURING 1997(**)
---------------------------- ----------------- --------------------------------
---------------------------- ----------------- --------------------------------
                             $222
Frederick S. Addy,                             $72,500
 Trustee
---------------------------- ----------------- --------------------------------
---------------------------- ----------------- --------------------------------
                             $222
William G. Burns,                              $72,500
 Trustee
---------------------------- ----------------- --------------------------------
---------------------------- ----------------- --------------------------------
                             $222
Arthur C. Eschenlauer,                         $72,500
 Trustee
---------------------------- ----------------- --------------------------------
---------------------------- ----------------- --------------------------------
                             $222
Matthew Healey,                                $72,500
 Trustee(***), Chairman and
 Chief Executive Officer
---------------------------- ----------------- --------------------------------
---------------------------- ----------------- --------------------------------
                             $222
Michael P. Mallardi,                           $72,500
 Trustee
---------------------------- ----------------- --------------------------------

(*) Includes the Portfolio and 21 other portfolios (collectively, the "Master Portfolios") for which Morgan acts as investment adviser.

(**) No investment company within the fund complex has a pension or retirement plan. Currently there are 18 investment companies (15 investment companies comprising the Master Portfolios, the J.P. Morgan Funds, the J.P. Morgan Institutional Funds and J.P. Morgan Series Trust) in the fund complex.

(***) During 1997, Pierpont Group paid Mr. Healey, in his role as Chairman of Pierpont Group, compensation in the amount of $147,500, contributed $22,100 to a defined contribution plan on his behalf and paid $20,500 in insurance premiums for his benefit.

         The Trustees of the Portfolio Trust, in addition to reviewing actions of the Portfolio Trust's various service providers, decide upon matters of general policy. The Portfolio Trust has entered into a Portfolio Services Agreement with Pierpont Group to assist the Trustees in exercising their overall supervisory responsibilities for the Portfolio Trust's affairs. Pierpont Group was organized in July 1989 to provide services for The Pierpont Family of Funds, and the Trustees are the sole shareholders of Pierpont Group. The Portfolio Trust has agreed to pay Pierpont Group a fee in an amount representing its reasonable costs in performing these services to the Portfolio and other registered investment companies subject to similar agreements with Pierpont Group. These costs are periodically reviewed by the Trustees.

         The aggregate fees paid to Pierpont Group by the Portfolio for the period March 7, 1997 (commencement of operations) through December 31, 1997 were $3,074. The Portfolio Trust has no employees; its executive officers (listed below),  other  than  the  Chief  Executive  Officer  and the  officers  who are employees of the Advisor, are provided and compensated by Funds Distributor, Inc. ("FDI"), a wholly owned, indirect subsidiary of Boston Institutional Group, Inc. The Portfolio Trust's officers conduct and supervise the business operations of the Portfolio Trust.

         The officers of the Portfolio Trust, their principal occupations during the past five years and their dates of birth are set forth below. The business address of each of the officers unless otherwise noted is 60 State Street, Suite 1300, Boston, Massachusetts 02109.

         MATTHEW HEALEY; Chief Executive Officer; Chairman, Pierpont Group, since prior to 1993. His address is Pine Tree Club Estates, 10286 Saint Andrews Road, Boynton Beach, FL 33436. His date of birth is August 23, 1937.

         MARIE E. CONNOLLY; Vice President and Assistant Treasurer. President, Chief Executive Officer, Chief Compliance Officer and Director of FDI, Premier Mutual Fund Services, Inc., an affiliate of FDI ("Premier Mutual") and an officer of certain investment companies distributed or administered by FDI. Prior to July 1994, she was President and Chief Compliance Officer of FDI. Her date of birth is August 1, 1957.

     DOUGLAS C. CONROY; Vice President and Assistant Treasurer. Assistant Vice President and Assistant Department Manager of Treasury Services and Administration of FDI and an officer of certain investment companies distributed or administered by FDI. Prior to April 1997, Mr. Conroy was Supervisor of Treasury Services and Administration of FDI. From April 1993 to January 1995, Mr. Conroy was a Senior Fund Accountant for Investors Bank & Trust Company. His date of birth is March 31, 1969.

     JACQUELINE HENNING; Assistant Secretary and Assistant Treasurer of the Portfolio only. Managing Director, State Street Cayman Trust Company, Ltd. since October 1994. Prior to October 1994, Mrs. Henning was head of mutual funds at Morgan Grenfell in Cayman and was Managing Director of Bank of Nova Scotia Trust Company (Cayman) Limited prior to September 1993. Address: P.O. Box 2508 GT, Elizabethan Square, 2nd Floor, Shedden Road, George Town, Grand Cayman, Cayman Islands, BWI. Her date of birth is March 24, 1942.

     KAREN JACOPPO-WOOD; Vice President and Assistant Secretary. Vice President and Senior Counsel of FDI and an officer of certain investment companies distributed or administered by FDI. From June 1994 to January 1996, Ms. Jacoppo-Wood was a Manager of SEC Registration at Scudder, Stevens & Clark, Inc. Prior to May 1994, Ms. Jacoppo-Wood was a senior paralegal at The Boston Company Advisors, Inc. ("TBCA"). Her date of birth is December 29, 1966.

     CHRISTOPHER J. KELLEY; Vice President and Assistant Secretary. Vice President and Senior Associate General Counsel of FDI and Premier Mutual and an officer of certain investment companies distributed or administered by FDI. From April 1994 to July 1996, Mr. Kelley was Assistant Counsel at Forum Financial Group. Prior to April 1994, Mr. Kelley was employed by Putnam Investments in legal and compliance capacities. His date of birth is December 24, 1964.

     LENORE J. MCCABE; Assistant Secretary and Assistant Treasurer of the Portfolio only. Assistant Vice President, State Street Bank and Trust Company since November 1994. Assigned as Operations Manager, State Street Cayman Trust Company, Ltd. since February 1995. Prior to November, 1994, employed by Boston Financial Data Services, Inc. as Control Group Manager. Address: P.O. Box 2508 GT, Elizabethan Square, 2nd Floor, Shedden Road, George Town, Grand Cayman, Cayman Islands, BWI. Her date of birth is May 31, 1961.

     MARY A. NELSON; Vice President and Assistant Treasurer. Vice President and Manager of Treasury Services and Administration of FDI and Premier Mutual and an officer of certain investment companies distributed or administered by FDI. Prior to August 1994, Ms. Nelson was an Assistant Vice President and Client Manager for The Boston Company, Inc. Her date of birth is April 22, 1964.

     MARY JO PACE; Assistant Treasurer. Vice President, Morgan Guaranty Trust Company of New York. Ms. Pace serves in the Funds Administration group as a Manager for the Budgeting and Expense Processing Group. Prior to September 1995, Ms. Pace served as a Fund Administrator for Morgan Guaranty Trust Company of New York. Her address is 60 Wall Street, New York, New York 10260. Her date of birth is March 13, 1966.

     MICHAEL S. PETRUCELLI; Vice President and Assistant Secretary. Senior Vice President and Director of Strategic Client Initiatives for FDI since December 1996. From December 1989 through November 1996, Mr. Petrucelli was employed with GE Investments where he held various financial, business development and compliance positions. He also served as Treasurer of the GE Funds and as Director of GE Investment Services. Address: 200 Park Avenue, New York, New York, 10166. His date of birth is May 18, 1961.

     CHRISTINE ROTUNDO; Assistant Treasurer. Vice President, Morgan Guaranty Trust Company of New York. Ms. Rotundo serves in the Funds Administration group as a Manager of the Tax Group and is responsible for U.S. mutual fund tax matters. Prior to September 1995, Ms. Rotundo served as a Senior Tax Manager in the Investment Company Services Group of Deloitte & Touche LLP. Her address is 60 Wall Street, New York, New York 10260. Her date of birth is September 26, 1965.

     JOSEPH F. TOWER III; Vice President and Assistant Treasurer. Senior Vice President, Treasurer and Chief Financial Officer, Chief Administrative Officer and Director of FDI. Senior Vice President, Treasurer and Chief Financial Officer, Chief Administrative Officer and Director of Premier Mutual and an officer of certain investment companies distributed or administered by FDI. Prior to November 1993, Mr. Tower was Financial Manager of The Boston Company, Inc. His date of birth is June 13, 1962.

         The Portfolio Trust's Declaration of Trust provides that it will indemnify its Trustees and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Portfolio, unless, as to liability to the Portfolio or its investors, it is finally adjudicated that they engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or unless with respect to any other matter it is finally adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interests of the Portfolio. In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or by a reasonable determination, based upon a review of readily available facts, by vote of a majority of disinterested Trustees or in a written opinion of independent counsel, that such officers or Trustees have not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of their duties.

ITEM 15.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

         As of March 31, 1998, J.P. Morgan Emerging Markets Debt Fund (the "Fund") (a series of the J.P. Morgan Funds) owned approximately 99% of the outstanding beneficial interests in the Portfolio. So long as the Fund controls the Portfolio, the Fund may take action without the approval of any other holder of beneficial interests in the Portfolio.

         Potential investors should inform the Portfolio Trust that whenever they are requested to vote on matters pertaining to the Portfolio Trust or the Portfolio (other than a vote by the Portfolio to continue its operations upon the withdrawal of another investor in the Portfolio), they will hold meetings of their respective shareholders and will cast their votes as instructed by those shareholders.

         None of the officers or Trustees of the Portfolio Trust own any of the outstanding beneficial interests in the Portfolio.

ITEM 16.  INVESTMENT ADVISORY AND OTHER SERVICES.

         INVESTMENT ADVISOR. The investment advisor to the Portfolio is Morgan Guaranty Trust Company of New York, a wholly-owned subsidiary of J.P. Morgan & Co. Incorporated ("J.P. Morgan"), a bank holding company organized under the laws of the State of Delaware. Morgan, whose principal offices are at 60 Wall Street, New York, New York 10260, is a New York trust company which conducts a general banking and trust business. Morgan is subject to regulation by the New York State Banking Department and is a member bank of the Federal Reserve System. Through offices in New York City and abroad, Morgan offers a wide range of services, primarily to governmental, institutional, corporate and high net worth individual customers in the United States and throughout the world.

         J.P. Morgan, through the Advisor and other subsidiaries, acts as investment advisor to individuals, governments, corporations, employee benefit plans, mutual funds and other institutional investors with combined assets under management of approximately $250 billion.

         J.P. Morgan has a long history of service as adviser, underwriter and lender to an extensive roster of major companies and as a financial advisor to national governments. The firm, through its predecessor firms, has been in business for over a century and has been managing investments since 1913.

         The basis of the Advisor's investment process is fundamental investment research as the firm believes that fundamentals should determine an asset's value over the long term. J.P. Morgan currently employs over 100 full time research analysts, among the largest research staffs in the money management industry, in its investment management divisions located in New York, London, Tokyo, Frankfurt, Melbourne and Singapore to cover companies, industries and countries on site. In addition, the investment management divisions employ approximately 300 capital market researchers, portfolio managers and traders.

         The investment advisory services the Advisor provides to the Portfolio are not exclusive under the terms of the Advisory Agreement. The Advisor is free to and does render similar investment advisory services to others. The Advisor serves as investment advisor to personal investors and other investment companies and acts as fiduciary for trusts, estates and employee benefit plans. Certain of the assets of trusts and estates under management are invested in common trust funds for which the Advisor serves as trustee. The accounts which are managed or advised by the Advisor have varying investment objectives and the Advisor invests assets of such accounts in investments substantially similar to, or the same as, those which are expected to constitute the principal investments of the Portfolio. Such accounts are supervised by officers and employees of the Advisor who may also be acting in similar capacities for the Portfolio. See Item 17 below.

         Sector weightings are generally similar to a benchmark with the emphasis on security selection as the method to achieve investment performance superior to the benchmark. The benchmark for the Portfolio is currently the Emerging Markets Bond Index Plus.

         J.P. Morgan Investment Management Inc., also a wholly-owned subsidiary of J.P. Morgan, is a registered investment adviser under the Investment Advisers Act of 1940, as amended, which manages employee benefit funds of corporations, labor unions and state and local governments and the accounts of other institutional investors, including investment companies. Certain of the assets of employee benefit accounts under its management are invested in commingled pension trust funds for which the Advisor serves as trustee. J.P. Morgan Investment Management Inc. advises the Advisor on investment of the commingled pension trust funds.

     The Portfolio is managed by officers of the Advisor who, in acting for their customers, including the Portfolio, do not discuss their investment decisions with any personnel of J.P. Morgan or any personnel of other divisions of the Advisor or with any of its affiliated persons, with the exception of J.P. Morgan Investment Management Inc. and certain other investment management affiliates of J.P. Morgan.

         As compensation for the services rendered and related expenses such as salaries of advisory personnel borne by the Advisor under the Investment Advisory Agreement, the Portfolio Trust on behalf of the Portfolio has agreed to pay the Advisor a fee, which is computed daily and may be paid monthly, equal to the annual rate of 0.70% of the Portfolio's average daily net assets. The advisory fees paid by the Portfolio to the Advisor for the period March 7, 1997 (commencement of operations) through December 31, 1997 were $652,074.

         The Investment Advisory Agreement provides that it will continue in effect for a period of two years after execution only if specifically approved annually thereafter (i) by a vote of the holders of a majority of the Portfolio's outstanding securities or by the Portfolio Trust's Trustees and (ii) by a vote of a majority of the Portfolio's Trustees who are not parties to the Investment Advisory Agreement or "interested persons" as defined by the 1940 Act cast in person at a meeting called for the purpose of voting on such approval. The Investment Advisory Agreement will terminate automatically if assigned and is terminable at any time without penalty by a vote of a majority of the Trustees of the Portfolio Trust, or by a vote of the holders of a majority of the Portfolio's outstanding voting securities, on 60 days' written notice to the Advisor and by the Advisor on 90 days' written notice to the Portfolio.

         The Glass-Steagall Act and other applicable laws generally prohibit banks such as Morgan from engaging in the business of underwriting or distributing securities, and the Board of Governors of the Federal Reserve System has issued an interpretation to the effect that under these laws a bank holding company registered under the federal Bank Holding Company Act or certain subsidiaries thereof may not sponsor, organize, or control a registered open-end investment company continuously engaged in the issuance of its shares, such as the Portfolio Trust. The interpretation does not prohibit a holding company or a subsidiary thereof from acting as investment advisor and custodian to such an investment company. Morgan believes that it may perform the services for the Portfolio contemplated by the Advisory Agreement without violation of the Glass-Steagall Act or other applicable banking laws or regulations. State laws on this issue may differ from the interpretation of relevant federal law, and banks and financial institutions may be required to register as dealers pursuant to state securities laws. However, it is possible that future changes in either federal or state statutes and regulations concerning the permissible activities of banks or trust companies, as well as further judicial or administrative decisions and interpretations of present and future statutes and regulations, might prevent Morgan from continuing to perform such services for the Portfolio.

         If Morgan were prohibited from acting as investment advisor to the Portfolio, it is expected that the Trustees of the Portfolio would recommend to investors that they approve the Portfolio Trust's entering into a new investment advisory agreement with another qualified investment advisor selected by the Trustees.

         Under a separate agreement, Morgan also provides administrative and related services to the Portfolio Trust. See "Administrative Services Agent" below.

         CO-ADMINISTRATOR. Under the Portfolio Trust's Co-Administration Agreement dated August 1, 1996, FDI serves as the Portfolio Trust's Co-Administrator. The Co-Administration Agreement may be renewed or amended by the Trustees without an investor vote. The Co-Administration Agreement is terminable at any time without penalty by a vote of a majority of the Trustees of the Portfolio Trust on not more than 60 days' written notice nor less than 30 days' written notice to the other party. The Co-Administrator may, subject to the consent of the Trustees of the Portfolio Trust, subcontract for the performance of its obligations, provided, however, that unless the Portfolio Trust expressly agrees in writing, the Co-Administrator shall be fully responsible for the acts and omissions of any subcontractor as it would for its own acts or omissions. See "Administrative Services Agent" below.

         For its services under the Co-Administration Agreement, the Portfolio Trust has agreed to pay FDI fees equal to its allocable share of an annual complex-wide charge of $425,000 plus FDI's out-of-pocket expenses. The amount allocable to the Portfolio is based on the ratio of its net assets to the aggregate net assets of the J.P. Morgan Funds, the J.P. Morgan Institutional Funds, the Master Portfolios, and certain other investment companies subject to similar agreements with FDI. The administrative fees paid by the Portfolio to FDI for the period March 7, 1997 (commencement of operations) through December 31, 1997 were $2,152.

         ADMINISTRATIVE SERVICES AGENT. The Portfolio Trust has entered into a Restated Administrative Services Agreement (the "Services Agreement") with Morgan, pursuant to which Morgan is responsible for certain administrative and related services provided to the Portfolio.

         Under the Services Agreement, effective August 1, 1996, the Portfolio has agreed to pay Morgan fees equal to its allocable share of an annual complex-wide charge. This charge is calculated daily based on the aggregate net assets of the Master Portfolios and JPM Series Trust in accordance with the following annual schedule: 0.09% on the first $7 billion of their aggregate average daily net assets and 0.04% of their aggregate average daily net assets in excess of $7 billion, less the complex-wide fees payable to FDI. The portion of this charge payable by the Portfolio is determined by the proportionate share that its net assets bear to the total net assets of the J.P. Morgan Funds, the J.P. Morgan Institutional Funds, the Master Portfolios, the other investors in the Master Portfolios for which Morgan provides similar services and J.P. Morgan Series Trust. The fees paid by the Portfolio to Morgan as services agent for the period March 7, 1997 (commencement of operations) through December 31, 1997 were $28,564.

         CUSTODIAN.  State Street Bank and Trust Company ("State  Street"),  225

Franklin Street, Boston, Massachusetts 02110, serves as the Portfolio Trust's custodian and fund accounting and transfer agent. Pursuant to the Custodian Contract, State Street is responsible for maintaining the books of account and records of portfolio transactions and holding the portfolio securities and cash. In the case of foreign assets held outside the United States, the Custodian employs various sub-custodians, who were approved by the Trustees of the Portfolio Trust in accordance with the regulations of the SEC. The Custodian maintains Portfolio transaction records, calculates book and tax allocations for the Portfolio, and computes the value of the interest of each investor.

         INDEPENDENT ACCOUNTANTS. The independent accountants of the Portfolio Trust are Price Waterhouse LLP, 1177 Avenue of the Americas, New York, New York 10036. Price Waterhouse LLP conducts an annual audit of the financial statements of the Portfolio, assists in the preparation and/or review of the Portfolio's federal and state income tax returns and consults with the Portfolio Trust as to matters of accounting and federal and state income taxation.

         EXPENSES. In addition to the fees payable to the service providers identified above, the Portfolio Trust is responsible for usual and customary expenses associated with its operations. Such expenses include organization expenses, legal fees, insurance costs, the compensation and expenses of the Trustees, registration fees under federal and foreign securities laws and extraordinary expenses applicable to the Portfolio Trust. Such expenses also include brokerage expenses.

         Morgan has agreed that it will, at least through April 30, 1999, maintain the Portfolio's total operating expenses at the annual rate of 1.25% of the Portfolio's average daily net assets. This expense limitation does not cover extraordinary expenses during the period.

ITEM 17.  BROKERAGE ALLOCATION AND OTHER PRACTICES.

         The Advisor places orders for the Portfolio for all purchases and sales of portfolio securities, enters into repurchase agreements, and may enter into reverse repurchase agreements and execute loans of portfolio securities on behalf of the Portfolio. See Item 13 above.

         Fixed income and debt securities and municipal bonds and notes are generally traded at a net price with dealers acting as principal for their own accounts without a stated commission. The price of the security usually includes profit to the dealers. In underwritten offerings, securities are purchased at a fixed price which includes an amount of compensation to the underwriter, generally referred to as the underwriter's concession or discount. On occasion, certain securities may be purchased directly from an issuer, in which case no commissions or discounts are paid.

         Portfolio transactions for the Portfolio will be undertaken principally to accomplish the Portfolio's objective in relation to expected movements in the general level of interest rates. The Portfolio may engage in short term trading consistent with its objective.

         In connection with portfolio transactions for the Portfolio, the Advisor intends to seek best execution on a competitive basis for both purchases and sales of securities.

         Subject to the overriding objective of obtaining the best possible execution of orders, the Advisor may allocate a portion of the Portfolio's portfolio brokerage transactions to affiliates of the Advisor. In order for affiliates of the Advisor to effect any portfolio transactions for the
Portfolio,  the  commissions,  fees  or  other  remuneration  received  by  such affiliates must be reasonable and fair compared to the commissions, fees, or other remuneration paid to other brokers in connection with comparable transactions involving similar securities being purchased or sold on a securities exchange during a comparable period of time. Furthermore, the Trustees of the Portfolio Trust, including a majority of the Trustees who are not "interested persons," have adopted procedures which are reasonably designed to provide that any commissions, fees, or other remuneration paid to such affiliates are consistent with the foregoing standard.

         The Portfolio Trust's portfolio securities will not be purchased from or through or sold to or through the exclusive placement agent or Advisor or any other "affiliated person" (as defined in the 1940 Act) of the exclusive placement agent or Advisor when such entities are acting as principals, except to the extent permitted by law. In addition, the Portfolio will not purchase securities during the existence of any underwriting group relating thereto of which the Advisor or an affiliate of the Advisor is a member, except to the extent permitted by law.

         On those occasions when the Advisor deems the purchase or sale of a security to be in the best interests of the Portfolio as well as other customers, including other Portfolios, the Advisor, to the extent permitted by applicable laws and regulations, may, but is not obligated to, aggregate the securities to be sold or purchased for the Portfolio with those to be sold or purchased for other customers in order to obtain best execution, including lower brokerage commissions if appropriate. In such event, allocation of the securities so purchased or sold as well as any expenses incurred in the transaction will be made by the Advisor in the manner it considers to be most equitable and consistent with its fiduciary obligations to the Portfolio. In some instances, this procedure might adversely affect the Portfolio.

         If the Portfolio effects a closing purchase transaction with respect to an option written by it, normally such transaction will be executed by the same broker-dealer who executed the sale of the option. The writing of options by the Portfolio will be subject to limitations established by each of the exchanges governing the maximum number of options in each class which may be written by a single investor or group of investors acting in concert, regardless of whether the options are written on the same or different exchanges or are held or written in one or more accounts or through one or more brokers. The number of options which the Portfolio may write may be affected by options written by the Advisor for other investment advisory clients. An exchange may order the liquidation of positions found to be in excess of these limits, and it may impose certain other sanctions.

ITEM 18.  CAPITAL STOCK AND OTHER SECURITIES.

         The Portfolio is a subtrust (or series) of the Portfolio Trust, which is organized as a trust under the laws of the State of New York. Under the Portfolio Trust's Declaration of Trust, the Trustees are authorized to issue beneficial interests in one or more series (each a "Series"), including the
Portfolio. Investors in a Series will be held personally liable for the obligations and liabilities of that Series (and of no other Series), subject, however, to indemnification by the Portfolio Trust in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Series than its proportionate beneficial interest in the Series. The
Declaration of Trust also provides that the Portfolio Trust shall maintain appropriate insurance (for example, a fidelity bond and errors and omissions insurance) for the protection of the Portfolio Trust, its investors, Trustees, officers, employees and agents, and covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Portfolio Trust itself was unable to meet its obligations.

         Investors in a Series are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of their respective Series only. Upon liquidation or dissolution of a Series, investors are entitled to share pro rata in that Series' (and no other Series) net assets available for distribution to its investors. The Portfolio Trust reserves the right to create and issue additional Series of beneficial interests, in which case the beneficial interests in each new Series would participate equally in the earnings, dividends and assets of that particular Series only (and no other Series). Any property of the Portfolio Trust is allocated and belongs to a specific Series to the exclusion of all other Series. All consideration received by the Portfolio Trust for the issuance and sale of beneficial interests in a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings and proceeds thereof, and any funds or payments derived from any reinvestment of such proceeds, is held by the Trustees in a separate subtrust (a Series) for the benefit of investors in that Series and irrevocably belongs to that Series for all purposes. Neither a Series nor investors in that Series possess any right to or interest in the assets belonging to any other Series.

         Investments in a Series have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in a Series may not be transferred. Certificates representing an investor's beneficial interest in a Series are issued only upon the written request of an investor.

         Each investor is entitled to a vote in proportion to the amount of its investment in each Series. Investors in a Series do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in all outstanding Series may elect all of the Trustees if they choose to do so and in such event other investors would not be able to elect any Trustees. Investors in each Series will vote as a separate class except as to voting of Trustees, as otherwise required by the 1940 Act, or if determined by the Trustees to be a matter which affects all Series. As to any matter which does not affect the interest of a particular Series, only investors in the one or more affected Series are entitled to vote. The Portfolio Trust is not required and has no current intention of holding annual meetings of investors, but the Portfolio Trust will hold special meetings of investors when in the judgment of the Portfolio Trust's Trustees it is necessary or desirable to submit matters for an investor vote. The Portfolio Trust's Declaration of Trust may be amended without the vote of investors, except that investors have the right to approve by affirmative majority vote any amendment which would affect their voting rights, alter the procedures to amend the Declaration of Trust of the Portfolio Trust, or as required by law or by the Portfolio Trust's registration statement, or as submitted to them by the Trustees. Any amendment submitted to investors which the Trustees determine would affect the investors of any Series shall be authorized by vote of the investors of such Series and no vote will be required of investors in a Series not affected.

         The Portfolio Trust or any Series (including the Portfolio) may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the vote of two thirds of its investors (with the vote of each being in proportion to its percentage of the beneficial interests in the Series), except that if the Trustees recommend such sale of assets, the approval by vote of a majority of the investors (with the vote of each being in proportion to its percentage of the beneficial interests in the Series) will be sufficient. The Portfolio Trust or any Series (including any Portfolio) may also be terminated (i) upon liquidation and distribution of its assets if approved by the vote of two thirds of its investors (with the vote of each being in proportion to the amount of its investment) or (ii) by the Trustees by written notice to its investors.

         The Portfolio Trust's Declaration of Trust provides that obligations of the Portfolio Trust are not binding upon the Trustees individually but only upon the property of the Portfolio Trust and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of wilful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

ITEM 19.  PURCHASE, REDEMPTION AND PRICING OF SECURITIES BEING OFFERED.

         Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act.

         The Portfolio computes its net asset value once daily on Monday through Friday at the time described in Part A. The net asset value will not be computed on the days the following legal holidays are observed: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day. The Portfolio may also close for purchases and redemptions at such other times as may be determined by the Board of Trustees to the extent permitted by applicable law. The days on which net asset value is determined are the Portfolio's business days.

         The value of investments listed on a domestic securities exchange, is based on the last sale prices on such exchange. In the absence of recorded sales, investments are valued at the average of readily available closing bid and asked prices on such exchange. Securities listed on a foreign exchange are valued at the last quoted sale prices on such exchange. Unlisted securities are valued at the average of the quoted bid and asked prices in the OTC market. The value of each security for which readily available market quotations exist is based on a decision as to the broadest and most representative market for such security. For purposes of calculating net asset value, all assets and liabilities initially expressed in foreign currencies will be converted into U.S. dollars at the prevailing currency exchange rate on the valuation date.

         Securities or other assets for which market quotations are not readily available (including certain restricted and illiquid securities) are valued at fair value in accordance with procedures established by and under the general supervision and responsibility of the Trustees. Such procedures include the use of independent pricing services which use prices based upon yields or prices of securities of comparable quality, coupon, maturity and type; indications as to values from dealers; and general market conditions. Short-term investments which mature in 60 days or less are valued at amortized cost if their original maturity was 60 days or less, or by amortizing their value on the 61st day prior to maturity, if their original maturity when acquired by the Portfolio was more than 60 days, unless this is determined not to represent fair value by the Trustees.

         Trading in securities on most foreign exchanges and OTC markets is normally completed before the close of trading of the New York Stock Exchange (normally 4:00 p.m.) and may also take place on days on which the New York Stock

Exchange is closed. If events materially affecting the value of securities occur between the time when the exchange on which they are traded closes and the time when the Portfolio's net asset value is calculated, such securities will be valued at fair value in accordance with procedures established by and under the general supervision of the Trustees.

         If the Portfolio determines that it would be detrimental to the best interest of the remaining investors in the Portfolio to make payment wholly or partly in cash, payment of the redemption price may be made in whole or in part by a distribution in kind of securities from the Portfolio, in lieu of cash, in conformity with the applicable rule of the SEC. If interests are redeemed in kind, the redeeming investor might incur transaction costs in converting the assets into cash. The method of valuing portfolio securities is described above and such valuation will be made as of the same time the redemption price is determined. The Portfolio will not redeem in kind except in circumstances in which an investor is permitted to redeem in kind.

Item 20.  TAX STATUS.

         The Portfolio Trust is organized as a New York trust. The Portfolio Trust should not be subject to any income or franchise tax in the State of New York. The Portfolio should be taxed as a partnership for Federal income tax purposes and should not be subject to Federal income tax. Each investor in the Portfolio will be required to include in its own tax return its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's ordinary income, capital gains and losses, deductions and other items of income in determining its income tax liability. The determination of such share will be made in accordance with the Code, and regulations promulgated thereunder.

         Although, as described above, the Portfolio will not be subject to federal income tax, it will file appropriate income tax returns.

         It is intended that the Portfolio's assets will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code. To ensure that investors will be able to satisfy the requirements of subchapter M, the Portfolio must satisfy certain gross income and diversification requirements.

         Gains or losses on sales of securities by the Portfolio will be treated as long-term capital gains or losses if the securities have been held by it for more than one year except in certain cases where a put is acquired or a call option is written thereon or the straddle rules described below are otherwise applicable. Other gains or losses on the sale of securities will be short-term capital gains or losses. Gains and losses on the sale, lapse or other termination of options on securities will be treated as gains and losses from the sale of securities. If an option written by the Portfolio lapses or is terminated through a closing transaction, such as the repurchase of the option by the Portfolio of the option from its holder, the Portfolio will realize a short-term capital gain or loss, depending on whether the premium income is greater or less than the amount paid by the Portfolio in the closing transaction. If securities are purchased by the Portfolio pursuant to the exercise of a put option written by it, the Portfolio will subtract the premium received from its cost basis in the securities purchased.

         Under the Code, gains or losses attributable to disposition of foreign currency or to foreign currency contracts, or to fluctuations in exchange rates between the time the Portfolio accrues income or receivables or expenses or other liabilities denominated in a foreign currency and the time the Portfolio actually collects such income or pays such liabilities, are generally treated as ordinary income or ordinary loss. Similarly, gains or losses on the disposition of debt securities held by the Portfolio, if any, denominated in foreign currency, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates are also treated as ordinary income or loss.

         Forward currency contracts, options and futures contracts entered into by the Portfolio may create "straddles" for U.S. federal income tax purposes and this may affect the character and timing of gains or losses realized by the Portfolio on forward currency contracts, options and futures contracts or on the underlying securities.

         Certain options, futures and foreign currency contracts held by the Portfolio at the end of each taxable year will be required to be "marked to market" for federal income tax purposes--i.e., treated as having been sold at market value. For options and futures contracts, 60% of any gain or loss recognized on these deemed sales and on actual dispositions will be treated as long-term capital gain or loss, and the remainder will be treated as short-term capital gain or loss regardless of how long the Portfolio has held such options or futures. However, gain or loss recognized on foreign currency contracts will be treated as ordinary income or loss.

         The Portfolio Trust may invest in equity securities of foreign issuers. If the Portfolio Trust purchases shares in certain foreign investment funds (referred to as passive foreign investment companies ("PFICs") under the Code), investors who are U.S. persons generally would be subject to special rules on any "excess distribution" from such foreign investment fund or gain from the disposition of such shares. Under these special rules, (i) the gain or excess distribution would be allocated ratably over the investor's holding period for such shares, (ii) the amount allocated to the taxable year in which the gain or excess distribution was realized would be taxable as ordinary income, (iii) the amount allocated to each prior year, with certain exceptions, would be subject to tax at the highest tax rate in effect for that year and (iv) the interest charge generally applicable to underpayments of tax would be imposed in respect of the tax attributable to each such year. Alternatively, an investor may, if certain conditions are met, include in its income each year a pro rata portion of the foreign investment fund's income, whether or not distributed to the Portfolio Trust.

         For taxable years of the Portfolio beginning after 1997, the Portfolio will be permitted to "mark to market" any marketable stock held by the Portfolio in a PFIC. If the Portfolio made such an election, the investor in the Portfolio would include in income each year an amount equal to its share of the excess, if any, of the fair market value of the PFIC stock as of the close of the taxable year over the adjusted basis of such stock. The investor would be allowed a deduction for its share of the excess, if any, of the adjusted basis of, the PFIC stock over its fair market value as of the close of the taxable year, but only to the extent of any net mark-to-market gains with respect to the stock included by the investor for prior taxable years.

         FOREIGN INVESTORS. It is intended that the Portfolio Trust will conduct its affairs such that its income and gains will not be effectively connected with the conduct of a U.S. trade or business. Provided the Portfolio Trust conducts its affairs in such a manner, allocations of U.S. source dividend income to an investor who, as to the United States, is a foreign trust, foreign corporation or other foreign investor will be subject to U.S. withholding tax at the rate of 30% (or lower treaty rate), and allocations of portfolio interest (as defined in the Code) or short term or net long term capital gains to such investors generally will not be subject to U.S. tax.

         STATE AND LOCAL TAXES. The Portfolio may be subject to state or local taxes in jurisdictions in which the Portfolio is deemed to be doing business. In addition, the treatment of the Portfolio and its investors in those states which have income tax laws might differ from treatment under the federal income tax laws. Investors should consult their own tax advisors with respect to any state or local taxes.

         FOREIGN TAXES. The Portfolio may be subject to foreign withholding taxes with respect to income received from sources within foreign countries. Investors are advised to consult their own tax advisers with respect to the reporting of such foreign taxes on the investors' income tax returns.

         OTHER TAXATION. The investment by an investor in the Portfolio does not cause the investor to be liable for any income or franchise tax in the State of New York arising solely from such investment. Investors are advised to consult their own tax advisors with respect to the particular tax consequences to them of an investment in the Portfolio.

ITEM 21.  UNDERWRITERS.

         The exclusive placement agent for the Portfolio Trust is FDI, which receives no additional compensation for serving in this capacity. Investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio Trust.

ITEM 22.  CALCULATIONS OF PERFORMANCE DATA.

         Not applicable.

ITEM 23.  FINANCIAL STATEMENTS.

         The Portfolio Trust's December 31, 1997 annual report to investors filed with the Securities and Exchange Commission pursuant to Section 30(b) of the 1940 Act and Rule 30b2-1 thereunder with respect to The Emerging Markets Debt Portfolio is incorporated herein by reference (Accession Number 0001047469-98-008098, filed February 27, 1998).

APPENDIX A3
DESCRIPTION OF SECURITY RATINGS


STANDARD & POOR'S

Corporate and Municipal Bonds

AAA - Debt rated AAA have the highest ratings assigned by Standard & Poor's to a debt obligation. Capacity to pay interest and repay principal is extremely strong.

AA - Debt rated AA have a very strong capacity to pay interest and repay principal and differ from the highest rated issues only in a small degree.

A - Debt rated A have a strong capacity to pay interest and repay principal although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

BBB - Debt rated BBB are regarded as having an adequate capacity to pay interest and repay principal. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than for debt in higher rated categories.

BB - Debt rated BB are regarded as having less near-term vulnerability to default than other speculative issues. However, they face major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lead to inadequate capacity to meet timely interest and principal payments.

B - An obligation rated B is more vulnerable to nonpayment than obligations rated BB, but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor's capacity or willingness to meet its financial commitment on the obligation.

CCC - An obligation rated CCC is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

CC       - An obligation rated CC is currently highly vulnerable to nonpayment.

C - The C rating may be used to cover a situation where a bankruptcy petition has been filed or similar action has been taken, but payments on this obligation are being continued.

Commercial Paper, including Tax Exempt

A - Issues assigned this highest rating are regarded as having the greatest capacity for timely payment. Issues in this category are further refined with the designations 1, 2, and 3 to indicate the relative degree of safety.

A-1 - This designation indicates that the degree of safety regarding timely payment is very strong.

Short-Term Tax-Exempt Notes

SP-1 - The short-term tax-exempt note rating of SP-1 is the highest rating assigned by Standard & Poor's and has a very strong or strong capacity to pay principal and interest. Those issues determined to possess overwhelming safety characteristics are given a "plus" (+) designation.

     SP-2 - The short-term tax-exempt note rating of SP-2 has a satisfactory capacity to pay principal and interest.

MOODY'S

Corporate and Municipal Bonds

Aaa - Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa - Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long term risks appear somewhat larger than in Aaa securities.

A - Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

Baa - Bonds which are rated Baa are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Ba - Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well-assured. Often the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

B - Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa - Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca - Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

C - Bonds which are rated C are the lowest rated class of bonds and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Commercial Paper, including Tax Exempt

Prime-1 - Issuers rated Prime-1 (or related supporting institutions) have a superior capacity for repayment of short-term promissory obligations. Prime-1 repayment capacity will normally be evidenced by the following characteristics:

         -        Leading market positions in well established industries.
         -        High rates of return on funds employed.
         - Conservative capitalization structures with moderate reliance on debt and ample asset protection.
         - Broad margins in earnings coverage of fixed financial charges and high internal cash generation.
         - Well established access to a range of financial markets and assured sources of alternate liquidity.

Short-Term Tax Exempt Notes

MIG-1             - The short-term  tax-exempt  note rating MIG-1 is the highest rating assigned by Moody's for notes judged to be the best quality. Notes with this rating enjoy strong protection from established cash flows of funds for their servicing or from established and broad-based access to the market for refinancing, or both.

MIG-2 -  MIG-2 rated notes are of high quality but with margins of

C-9
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                                     PART C

ITEM 24.  FINANCIAL STATEMENTS AND EXHIBITS.

(A) FINANCIAL STATEMENTS

         THE EMERGING MARKETS DEBT PORTFOLIO

         Schedule of Investments at December 31, 1997
         Statement of Assets and Liabilities at December 31, 1997
         Statement of Operations for the period March 7, 1997 (commencement of operations) to December 31, 1997/Statement of Changes in Net Assets for the period March 7, 1997 (commencement of operations) to December 31, 1997/Supplementary Data for the period March 7, 1997 (commencement of operations) to December 31, 1997/Notes to Financial Statements at December 31, 1997

(B)  EXHIBITS

1        Declaration of Trust of the Registrant.1

1(a)     Amendment No. 1 to Declaration of Trust.3

1(b)     Amendment No. 2 to Declaration of Trust.3

2        Restated By-Laws of the Registrant.3

     5 Investment Advisory Agreement between the Registrant and Morgan Guaranty Trust Company of New York ("Morgan Guaranty").1

5(a)     Amended Schedule A to Investment Advisory Agreement.3

     8 Custodian Contract between the Registrant and State Street Bank and Trust Company ("State Street").3

     9(a)   Co-Administration   Agreement   between  the  Registrant  and  Funds
Distributor, Inc. dated August 1, 1996 ("Co-Administration Agreement").2

9(a)1 Amended Exhibit I to Co-Administration Agreement.3

     9(b) Transfer Agency and Service Agreement between the Registrant and State Street.3

     9(c) Restated Administrative Services Agreement between the Registrant and Morgan dated August 1, 1996 ("Administrative Services Agreement").2

9(c)1    Amended Exhibit I to Administrative Services Agreement.3

     9(d) Amended and Restated Portfolio Fund Services Agreement between the Registrant and Pierpont Group, Inc. dated July 11, 1996.2

13       Investment representation letters of initial investors.3

27       Financial Data Schedule. (filed herewith)

----------------------
1 Incorporated herein by reference from Amendment No. 2 to Registrant's Registration Statement as filed with the Securities and Exchange Commission

     (the "SEC") on May 1, 1996 (Accession No. 0000943185-96-000061).

2 Incorporated herein by reference from Amendment No. 3 to Registrant's Registration Statement as filed with the SEC on October 9, 1996 (Accession No. 0000912057-96-022359).

3 Incorporated herein by reference from Amendment No. 4 to Registrant's Registration Statement as filed with the SEC on December 27, 1996 (Accession No. 0001016964-96-000062).

ITEM 25.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

         No person is controlled by or under common control with the Registrant.

ITEM 26.  NUMBER OF HOLDERS OF SECURITIES.

         Title of Class:  Beneficial Interests
         Number of record holders as of March 31, 1998: 1

ITEM 27.  INDEMNIFICATION.

         Reference is hereby made to Article V of the Registrant's Declaration of Trust, filed as an exhibit herewith.

         The Trustees and officers of the Registrant and the personnel of the Registrant's co-administrator are insured under an errors and omissions liability insurance policy. The Registrant and its officers are also insured under the fidelity bond required by Rule 17g-1 under the Investment Company Act of 1940, as amended.

ITEM 28.  BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.

     Morgan is a New York trust company which is a wholly-owned subsidiary of J.P. Morgan & Co. Incorporated. Morgan conducts a general Banking and trust business.

         To the knowledge of the Registrant, none of the directors, except those set forth below, or executive officers of Morgan is or has been during the past two fiscal years engaged in any other business, profession, vocation or employment of a substantial nature, except that certain officers and directors of Morgan also hold various positions with, and engage in business for, J.P. Morgan & Co. Incorporated, which owns all the outstanding stock of Morgan. Set forth below is the name, address, and principal business of each director of Morgan who is engaged in another business, profession, vocation or employment of a substantial nature.

     Paul A. Allaire: Chairman and Chief Executive Officer, Xerox Corporation (office imaging systems). His address is Xerox Corporation, P.O. Box 1600, 800 Long Ridge Road, Stamford, CT 06904.

     Riley P. Bechtel: Chairman and Chief Executive Officer, Bechtel Group, Inc. (architectural design and construction). His address is Bechtel Group, Inc., P.O. Box 193965, San Francisco, CA 94119-3965.

     Lawrence A. Bossidy: Chairman and Chief Executive Officer, Allied Signal Inc. (advanced technology and manufacturing company). His address is Allied Signal Inc., P.O. Box 3000, Morristown, N.J. 07962-2245.

     Martin Feldstein: President and Chief Executive Officer, National Bureau of Economic Research, Inc. (national research institution). His address is National

Bureau of Economic Research, Inc., 1050 Massachusetts Avenue, Cambridge, MA 02138-5398.

     Ellen  V.   Futter:   President,   American   Museum  of  Natural   History
(not-for-profit organization). Her address is American Museum of Natural History, Central Park West at 79th Street, New York, NY 10024.

     Hanna H. Gray: President Emeritus and Harry Pratt Judson Distinguished Service Professor of History, The University of Chicago (academic institution). Her address is The University of Chicago, Department of History, 1126 East 59th Street, Chicago, IL 60637.

     James R. Houghton: Retired Chairman of the Board, Corning Incorporated (glass products). His address is R.D.#2 Spencer Hill Road, Corning, NY 14830.

     James L. Ketelsen: Retired Chairman and Chief Executive Officer, Tenneco Inc. (oil, pipe-lines, and manufacturing). His address is 10 South Briar Hollow 7, Houston, TX 77027.

     John A. Krol: President and Chief Executive Officer, E.I. du Pont de Nemours ans Company (chemicals and energy company). His address is E.I. Du Pont de Nemours and Company, 1007 Market Street, Wilmington, DE 19898.

     Lee R. Raymond: Chairman of the Board and Chief Executive Officer, Exxon Corporation (oil, natural gas, and other petroleum products). His address is Exxon Corporation, 5959 Las Colinas Boulevard, Irving, TX 75039-2298.

     Richard D. Simmons: Retired; Former President, The Washington Post Company and International Herald Tribune (newspapers). His address is P.O. Box 242, Sperryville, VA 22740.

     Douglas C. Yearley: Chairman, President and Chief Executive Officer, Phelps Dodge Corporation (chemicals). His address is Phelps Dodge Corporation, 2600 N. Central Avenue, Phoenix, AZ 85004-3014.

ITEM 29.  PRINCIPAL UNDERWRITERS.

         Not applicable.

ITEM 30.  LOCATION OF ACCOUNTS AND RECORDS.

         The accounts and records of the Registrant are located, in whole or in part, at the office of the Registrant and the following locations:

         Morgan Trust Guaranty Company of New York, 60 Wall Street, New York, New York 10260-0060 or 522 Fifth Avenue, New York, New York 10036 (records relating to its functions as investment adviser and administrative services agent).

         State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02109 or 40 King Street West, Toronto, Ontario, Canada M5H 3Y8 (records relating to its functions as custodian and fund accounting and transfer agent).

         Funds Distributor, Inc., 60 State Street, Suite 1300, Boston, Massachusetts 02109 or c/o State Street Cayman Trust Company, Ltd., Elizabethan Square, Shedden Road, George Town, Grand Cayman, Cayman Islands, BWI (records relating to its functions as co-administrator and exclusive placement agent).

         Pierpont Group, Inc., 461 Fifth Avenue, New York, New York 10017 (records relating to its assisting the Trustees in carrying out their duties in supervising the Registrant's affairs).

ITEM 31.  MANAGEMENT SERVICES.

         Not applicable.

ITEM 32.  UNDERTAKINGS.

         Not applicable.

                                   SIGNATURE


         Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of George Town, Grand Cayman, Cayman Islands, B.W.I., on the 29th day of April, 1998.

         THE SERIES PORTFOLIO



By:      /s/ LENORE J. MCCABE
         --------------------------------------------
         Lenore J. McCabe
         Assistant Secretary and Assistant Treasurer

                                            INDEX TO EXHIBITS


EXHIBIT NO.                DESCRIPTION


EX-27                      Financial Data Schedule for The Emerging Markets Debt
                           Portfolio